EXHIBIT 4.1
                                                             -----------







                            COLUMBIA SAVINGS PLAN


                           As Amended and Restated

           Effective November 1, 2000 (except as otherwise noted)



















                              TABLE OF CONTENTS

                                                                     PAGE


   ARTICLE I      DEFINITIONS  . . . . . . . . . . . . . . . . . . .    1

   ARTICLE II     ELIGIBILITY  . . . . . . . . . . . . . . . . . . .    9

   ARTICLE III    PARTICIPANT DEPOSITS . . . . . . . . . . . . . . .   10

   ARTICLE IV     EMPLOYER CONTRIBUTIONS ("MATCHING CONTRIBUTIONS")    12

   ARTICLE V      NON-DISCRIMINATION TESTS . . . . . . . . . . . . .   22

   ARTICLE VI     INVESTMENT PROVISIONS  . . . . . . . . . . . . . .   29

   ARTICLE VII    VALUATION OF UNITS/SHARES AND PARTICIPANT
                  ACCOUNTS . . . . . . . . . . . . . . . . . . . . .   32

   ARTICLE VIII   VESTING, TERMINATION OF PARTICIPATION AND
                  TRANSFERS  . . . . . . . . . . . . . . . . . . . .   34

   ARTICLE IX     PAYMENT OF BENEFITS  . . . . . . . . . . . . . . .   35

   ARTICLE X      WITHDRAWALS  . . . . . . . . . . . . . . . . . . .   42

   ARTICLE XI     PLAN LOANS . . . . . . . . . . . . . . . . . . . .   45

   ARTICLE XII    THE TRUST  . . . . . . . . . . . . . . . . . . . .   47

   ARTICLE XIII   ADMINISTRATION . . . . . . . . . . . . . . . . . .   48

   ARTICLE XIV    AMENDMENT AND TERMINATION  . . . . . . . . . . . .   52

   ARTICLE XV     TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . .   54

   ARTICLE XVI    GENERAL PROVISIONS . . . . . . . . . . . . . . . .   58







                                  ARTICLE I

                                 DEFINITIONS


   Unless otherwise required by the context, the following definitions shall control:

   1.1. "ACQUISITION LOAN" means a loan or other extension of credit described in Code Section 4975(d)(3) which is used to finance the purchase of Common Stock by the Trustee with respect to the employee stock ownership portion of the Plan or to repay a prior Acquisition Loan. Any Acquisition Loan must be made over a definitely ascertainable number of years, determined without taking into account any possible extensions or renewal periods.

   1.2. "ADDITIONAL ALLOCATIONS" means allocations of Common Stock to a Participant's Employer Source pursuant to Section 4.3(c).

   1.3. "AFFILIATED COMPANY" means the Company and any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code Section 414(b)) as the Company; any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code Section 4 14(c)) with the Company; any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code Section 414(m)); or any other entity during any period in which it is required to be aggregated with the Company under Code Section 4 14(o).

   1.4. "AFTER-TAX SOURCE" means the portion of the account maintained for a Participant to hold after-tax deposits made by the Participant to the Plan and any earnings thereon.

   1.5. "ALLOCATED DIVIDENDS" means cash dividends on Common Stock held in Participants' Employer Source.

   1.6. "BASE PAY" means the regular basic salary or wages, plus sales commissions, paid to the Employee during a pay period by an Employer before any payroll deductions for taxes or any other purposes, and prior to any before-tax Participant deposits pursuant to Section 3.2 of this Plan, or any flexible spending or premium conversion account.

   1.7. "BEFORE-TAX SOURCE" means the portion of the account maintained for a Participant to hold before-tax deposits made by the Participant to the Plan and any earnings thereon.

   1.8. "BENEFICIARY" means any person, trust or estate designated by a Participant on a form supplied by the Savings Plan







             Committee to receive benefits payable in the event of the death of the Participant.

   1.9. "BOARD" means the Company's board of directors or other governing body, or its delegatee.

   1.10. "BREAK IN SERVICE" means an event that will occur at the end of any 12-consecutive month period beginning on a Severance Date during which an Employee fails to complete an Hour of Service.

   1.11. "CODE" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular Section of the Code shall also refer to regulations and other regulatory guidance issued under that Code Section.

   1.12. "COMMON STOCK" shall mean the common stock of NiSource (whether such shares are issued or constitute Treasury stock, or both).

   1.13. "COMPANY" means Columbia Energy Group, a corporation organized and existing under the laws of the state of Delaware or any successor to it in ownership of substantially all of its assets.

   1.14. "COMPENSATION" means the total remuneration received by a Participant from his Employer, as reported on IRS Form W-2, for federal income tax purposes, excluding "transfer of personnel" related payments and other taxable related business expenses; provided, however, that this Plan shall not take into consideration a Participant's Compensation to the extent it exceeds $170,000, as indexed under Section 4 15(d) of the Code.

             Effective for Plan Years beginning after December 31, 1997, "Compensation" shall include amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 14(h)(2) that are treated as Employer contributions.

   1.15. "DEPOSIT ACCOUNTS" means the Participant's Before-Tax Source, After-Tax Source, Employer Source, Lump-Sum Deposits Source and Rollover Source.

   1.16. "EMPLOYEE" means any person who is actively engaged in the conduct of the business of the Company or Affiliated
             Companies, or any of them, in a capacity other than solely as a director,except that an individual having the status of

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             an independent contractor shall not be considered an
             Employee. Employee shall include Leased Employees within the meaning of Code Section 414(n)(2), unless such Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated work force and are covered by a plan described in Code Section 414(n)(5).

             "Leased Employee," effective January 1, 1997, means any person (other than an employee of the Company or an Affiliated Company who pursuant to an agreement between the Company or Affiliated Company and any other person has performed services for the Company or Affiliated Company (or for the Company or Affiliated Company and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Company or Affiliated Company.

   1.17. "EMPLOYER" means the Company or any Affiliated Company that elects to become a party to the Plan by action of its board of directors or other governing authority.

   1.18. "EMPLOYER ALLOCATION CONTRIBUTIONS" means contributions made by Employers to the Trust pursuant to Section 4.3(b) which are intended to be used to ensure that the Employer contribution requirements of Section 4.1 are satisfied.

   1.19. "EMPLOYER DEBT SERVICE CONTRIBUTIONS" means contributions by Employers to the Trust which are intended to be used (with any earnings thereon) to repay principal and interest on an Acquisition Loan.

   1.20. "EMPLOYER MATCHING ALLOCATIONS" means the amount of Common Stock, measured with respect to a Participant's matched deposits to the Plan, which is allocated to a Participant's Employer Source, from time to time on one or more monthly Valuation Dates, pursuant to Section 4.2.

   1.21. "EMPLOYER SHARES FUND" means a subfund of the Employer Stock Fund that is invested in Common Stock acquired with Employer contributions made prior to April 1, 1990, the proceeds of an Acquisition Loan, the Suspense Account, the Intermediate Holding Account, and Employer Allocation Contributions made pursuant to Section 4.2.

   1.22.     "EMPLOYER STOCK FUND" means the stock fund of NiSource.

   1.23. "EMPLOYER SOURCE" means the account maintained for a Participant to record Employer Matching Allocations and Additional Allocations made to the Plan on his behalf



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   1.24.     "EMPLOYMENT DATE" means the date on which the Employee is
             first credited with an Hour of Service with respect to the Employer or an Affiliated Company.

   1.25. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular Section of ERISA shall also refer to regulations and other regulatory guidance issued under that ERISA Section.

   1.26. "HIGHLY COMPENSATED EMPLOYEE" means, with respect to any Plan Year after December 31, 1996, any individual who is described in subsection (a) or (b).

             (a) An Employee shall be treated as a Highly Compensated Employee if the Participant--

                  (i)       was a 5-percent owner (as defined in Code
                            Section 416(i)( 1)) during the current Plan
                            Year or the preceding Plan Year; or

                  (ii) received compensation during the prior Plan Year from the Company and Affiliated Companies in excess of $80,000 and, if the Company so elects, was m the top-paid group (as defined in Code Section 414(q)(3)) for the prior Plan Year.

             (b)  A former Employee shall be treated as a Highly
                  Compensated Employee if--

                  (i) the former Employee was a Highly Compensated Employee when he or she separated from service; or

                  (ii) the former Employee was a Highly Compensated Employee at any time after attaining age 55.

             (c)  For purposes of this Section --

                  (i)       the $80,000 amount specified in subsection
                            (a) shall be adjusted as provided under Code
                            Sections 414(q)(1) and 415, except that the base period is the calendar quarter ending September 30, 1996;

                  (ii) "compensation" means compensation as defined in Code Section 414(q)(4).

                  (iii) in determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code

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                            Section 414(q) stated above are treated as
                            having been in effect for years beginning in 1996.

   1.27. "HOUR OF SERVICE" means each hour for which an Employee is paid, or is entitled to payment, for the performance of duties for the Company or an Affiliated Company including any payments pursuant to a salary continuation period. Hours of Service shall be credited in accordance with Department of Labor Regulation Section 2530.200b-2.

   1.28. "INACTIVE PARTICIPANT" means any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the Plan.

   1.29. "INTERMEDIATE HOLDING ACCOUNT" means the account which shall hold Common Stock released from the Suspense Account but not allocated to Participants' Employer Sources.

   1.30. "LEVERAGED ESOP EFFECTIVE DATE" means April 1, 1990, the date on which the provisions of this Plan relating to the Leveraged ESOP became operational.

   1.31. "LEVERAGED SHARES" means shares of Common Stock acquired by the Trustee with the proceeds of an Acquisition Loan, pursuant to Section 4.4. Except as required by Code Section 409(h) and by Treasury Regulation Sections 54.4975-7(b)(9) and (10), or as otherwise required by applicable law, no Leveraged Shares may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan within the meaning of Code Section 4975(e)(7) at that time.

   1.32. "LUMP SUM DEPOSIT SOURCE" means the portion of the account maintained for a Participant to hold lump sum deposits made by the Participant prior to September 1, 1996.

   1.33. "MATCHING CONTRIBUTION" means any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's deposits up to 6%.

   1.34.     "NISOURCE" means NiSource, Inc., a Delaware corporation.

   1.35. "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly Compensated Employee.

   1.36. "OPTION" means the assets held by any fiduciary in accordance with this Plan, and will consist of separate mutual funds and other investment options selected by the Savings Plan Committee. The description of the investment

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             characteristics of each Option, as set forth in this
             Agreement, will not limit or prevent the Trustee, in its discretion, from holding any portion of an Option in cash or other forms of short-term securities or otherwise acting in accordance with the Plan and the Trust Agreement.

   1.37. "PARTICIPANT" means an Employee who is participating in this Plan in accordance with its provisions.

   1.38.     "PARTICIPATION" means:

             (a)  (1)  The amount of Participation earned prior to March
                       31, 1998, as determined by the Savings Plan
                       Committee, and credited to the Participant as of March 31, 1998, plus

                  (2) The period of time after March 31, 1998, during which an Employee is a Participant in this Plan, regardless of any voluntary or involuntary suspension of deposits under Section 3.5; or

             (b) For those Employees in a collective bargaining unit whose collective bargaining agreements terminate in 1998 but after March 31, 1998, "Participation" shall mean the following until such time as their collective bargaining unit approves the definition of "Participation" as set forth in subsection (a), at which time the definition of "Participation" as set forth in subsection (a) shall be effective for said bargaining unit Employees: "Participation" means the period of time during which an Employee is a Participant in the Plan and is measured by the number of months during which an Employee makes deposits under this Plan as determined in accordance with the following provisions:

                  (1) Any month as to which a Participant's deposits are voluntarily suspended under Section 3.5, or suspended following a withdrawal as required under
                       Section 10.5, will not be counted as a month of Participation, but any month as to which a Participant's deposits are automatically suspended will be counted as a month of Participation. A suspension shall not result in a loss of credit for prior Participation in this Plan. Notwithstanding the above, Participation shall also include any period of sick leave, total disability, government service approved by the Employer, authorized leave of absence, or a period (not exceeding 365 calendar days) of a temporary layoff


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                  (2)  With respect to any Participant who, prior to
                       January 1, 1984, completely terminated his Participation in this Plan and received a distribution of his entire account (whether or not his employment was terminated), any subsequent period of Participation will not include credit for months during which he made deposits prior to such termination of Participation.

                  (3) With respect to any Participant who, on and after January 1, 1984, (i) terminates his Participation in the Plan by reason of a termination of employment with the Employer and/or any Affiliated Company other than by reason of disability, and
                       (ii) incurs a Break in Service, any subsequent period of Participation will not include credit for months during which he made deposits prior to such termination of Participation. This Paragraph shall not apply in cases where Participation is terminated due to disability; or in cases where Participation is terminated due to business conditions or resulted from a sale, divestiture, or spinoff of an Affiliated Company or part thereof, and the Participant returns to employment within five years of his termination of Participation; or in cases where the Participant returns to employment before incurring a Break in Service.

             Except as otherwise provided above, separate periods of Participation shall be aggregated to determine a Participant's total period of Participation for purposes of this Plan.

   1.39. "PLAN" means this Columbia Savings Plan, as amended from time to time.

   1.40.     "PLAN ADMINISTRATOR" means the Savings Plan Committee.

   1.41.     "PLAN YEAR" means the calendar year.

   1.42. "REEMPLOYMENT DATE" means the first date following a Severance Date with respect to which an Employee is credited with an Hour of Service.

   1.43. "ROLLOVER CONTRIBUTION SOURCE" means the portion of a Participant's or Employee's account derived from rollover amounts pursuant to Section 3.7.

   1.44. "SAVINGS PLAN COMMITTEE" means the Savings Plan Committee created by Section 13.1.


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   1.45.     "SERVICE" means an individual's period of employment
             commencing on his Employment Date or Reemployment Date, whichever is applicable, and ending on his Severance Date, and shall include any period of sick leave, total disability, government service approved by the Employer, authorized leave of absence, or a period (not exceeding 365 calendar days) of a temporary layoff. Service shall also include any period of time beginning on an Employee's Severance Date and ending on whichever of the following dates is applicable:

             (a) in the case of an Employee whose Severance Date occurred immediately upon termination of his active employment, the date on which he is next credited with an Hour of Service, provided that such Hour of Service is credited within the 12-consecutive month period following such Severance Date; or

             (b) in the case of an Employee whose Severance Date occurred while he was absent from work, with or without pay, the date on which he is next credited with an Hour of Service after such Severance Date, provided that such Hour of Service is credited within the 12-consecutive month period following the date he was first absent from work.

             Separate periods of Service shall be aggregated to determine an Employee's total Service for purposes of this Plan.

   1.46.     "SEVERANCE DATE" means the earlier of

             (a) the date on which an Employee resigns, retires, is discharged or dies, except if the Employee is entitled to salary continuation under the Columbia Energy Group Severance Pay Plan, or any successor plan, then the date on which the salary continuation ends, or

             (b) except as provided in Section 1.45, the first anniversary of the first date of a period in which an Employee remains absent from employment (with or without pay) for any reason other than resignation, periods of salary continuation, retirement, discharge or death.

   1.47. "SHARE" means the unit of measure of a Participant's proportionate interest, if any, in the Option.

   1.48.     "SPOUSE" means the legal husband or wife of a Participant.

   1.49. "SUSPENSE ACCOUNT" means the account under which Leveraged Shares are held as Plan assets which are not then allocated to the Employer Source of any specific Participant, pending

                                      8







             the release and allocation of such assets to credit
             Participants' Employer Sources pursuant to Section 4.3.

   1.50. "TRUST AGREEMENT" means any agreement entered into between the Company and any Trustee to carry out the purpose of the Plan.

   1.51.     "TRUSTEE" means the trustee(s) hereinafter provided for in
             Article XII.

   1.52. "TRUST FUND" means the assets of every kind and description held under any Trust Agreement forming a part of this Plan.

   1.53. "UNALLOCATED DIVIDENDS" means dividends on Leveraged Shares held in the Suspense Account or in the Intermediate Holding Account.

   1.54. "UNIT OF PARTICIPATION" or "UNIT" means the unit of measure of a Participant's proportionate interest, if any, in the Option.

   1.55. "VALUATION DATE" means the close of each business day of the Plan Year.


                                 ARTICLE II

                                 ELIGIBILITY

   2.1. ELIGIBILITY REQUIREMENTS. An Employee shall become a Participant in this Plan effective for the first pay period after his Employment Date and his enrollment in the Plan in accordance with Section 2.2, or if such date is not administratively practicable, for the next following pay period thereafter. Participation in the Plan by Employees is voluntary.

             Effective July 1, 1999, an Employer, by appropriate written action and with the approval of the Savings Plan Committee, may limit the class of its Employees eligible to participate in this Plan. Such written action shall be attached to this Plan and is incorporated herein by reference.

   2.2. REEMPLOYMENT. If a Participant terminates his employment and subsequently returns to active employment as an Employee, he will be eligible to resume Participation in this Plan effective for the first pay period following his return to employment as an Employee and his re-enrollment in the Plan in accordance with Section 2.2, or if such date is not administratively practicable, for the next following pay period thereafter.


                                      9







   2.3. METHOD OF BECOMING A PARTICIPANT. An eligible Employee, including one who becomes eligible again under Section 2.2, may become a Participant by making application to participate in the Plan as provided by the Savings Plan Committee and must make deposits hereunder as provided in
             Article III.


                                 ARTICLE III

                            PARTICIPANT DEPOSITS

   3.1. AMOUNT OF PARTICIPANT DEPOSITS. Effective January 1, 2000, each Participant shall designate, at his option, a deposit equal to any integral percentage in a range of 1% to 19%, inclusive, of his Base Pay per pay period, subject to a maximum amount of Base Pay for any Plan Year of $170,000 as indexed under Code Sections 401(a)(17)(B) and 415(d). In the case of a change in a Participant's Base Pay, the deposits will be adjusted to reflect the new level of Base Pay in accordance with procedures prescribed by the Savings Plan Committee.

   3.2. CHARACTERIZATION OF PARTICIPANT DEPOSITS. Each Participant shall designate whether his deposits under Section 3.1 are to be made on a before-tax or after-tax basis, or both, subject to the following rules:

             (a) A Participant who elects to have his Participant deposits made on a before-tax basis shall authorize his Employer to make such an adjustment to his Compensation by any integral percentage of his Base Pay as permitted under Section 3.1.

             (b) An election to have Participant deposits made on a before-tax basis will continue in effect until the Participant elects to change such percentage.

             (c) The amount of any Participant's before-tax deposits may be adjusted in order to comply with the requirements of
                  Section 3.3.

   3.3.      LIMITATION ON PARTICIPANTS' BEFORE-TAX DEPOSITS.  Section
             3.2 shall be limited by the following rules:

             (a) No Participant shall be permitted to have before-tax deposits made under this Plan during any calendar year in excess of $10,500 (increased as provided by the Secretary of Treasury for years beginning after 2000).

             (b) The Plan Administrator shall distribute any before-tax deposits in excess of the limit set forth in (a)

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                  ("Excess Deferrals") by first distributing before-tax
                  deposits for which no Employer contributions have been made, plus investment gain or loss, to the Participant within 2 1/2 months after the calendar year end in which the excess occurred. The Plan Administrator is deemed to have received notice of Excess Deferrals from the Participant to the extent before-tax deposits from this Plan and any other plans maintained by the Employer exceed the limit under Code Section 402(g). Further, if the Participant provides satisfactory evidence to demonstrate that all before-tax deposits by the Participant, in this Plan and any other qualified plan(s) exceed the applicable limit for the calendar year, then the Plan Administrator may (but is not required to) distribute sufficient before-tax deposits from this Plan to allow the Participant to comply with the applicable annual limit. The evidence provided by the Participant must clearly establish the amount of Excess Deferrals. The Participant must present his or her evidence of Excess Deferrals to the Plan Administrator by March 1 following the end of the calendar year in which the excess occurred. Investment gain or loss shall be determined as provided in Section 5.7(d) below. Excess Deferrals under this Section are treated as Annual Additions (see Section 4.7(c)) unless they are distributed no later than the first April 15 following the close of the applicable calendar year. Employer contributions based on Excess Deferrals under this Section shall be forfeited.

   3.4.      CHANGE IN DEPOSIT PERCENTAGE.

             (a) The percentage designated by the Participant as his after-tax deposit rate will continue in effect until he elects to change such percentage, except for any change required by the operation of Section 3.3 and Article V. A Participant may change his after-tax deposit rate, but not retroactively, in the method prescribed by the Savings Plan Committee.

             (b) Effective February 18, 1998, a Participant may change his before-tax deposit election no more than once per calendar month. Any change will be effective for the next pay period, or if such date is not administratively practicable, for the next following pay period thereafter. Any change in a Participant's before-tax deposit rate must be made in accordance with the provisions of Section 3.2 or as the result of the operation of Section 3.3 or Article V.

   3.5. SUSPENSION OF PARTICIPANT DEPOSITS. A Participant voluntarily may elect to suspend his deposits, including

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             both before-tax and after-tax deposits, in the method
             prescribed by the Savings Plan Committee. Any such voluntary election by a Participant to suspend deposits will be effective with the next pay period or, if such date is not administratively practicable, with the next following pay period, and shall extend for such period of time as specified by the Participant. A Participant will not be permitted to make up suspended deposits at a later date. Participant deposits will be suspended automatically for any payroll period in which the Participant is not in receipt of Compensation.

   3.6. REMITTANCE OF PARTICIPANT DEPOSITS. Amounts deducted as Participant deposits will be remitted to the Trustee, as soon as practicable and no later than 15 days after the month in which the deposit was deducted. Deposits shall be allocated to the Before-Tax Source and the After-Tax Source, as applicable, and invested as directed by the Participant in accordance with Article VI.

   3.7.      ROLLOVERS FROM OTHER QUALIFIED PLANS.

             (a) At the request of a Participant or Employee, but subject to the approval of the Savings Plan Committee or any agent designated by the Savings Plan Committee, the Plan may accept a rollover of cash amounts of at least $250 from another qualified plan and conduit individual retirement accounts, as described in Code
                  Section 401(a). Any such rollover amount must comply with the requirements of Code Sections 401(a)(31) and
                  402. Any such rollover amount will be held in a separate Rollover Contribution Source for the benefit of the Participant or Employee pursuant to the provisions of this Plan.

             (b) Before approving such a rollover, the Savings Plan Committee or its agent may request from the Participant or Employee any documents or opinion of counsel which the Savings Plan Committee or the agent designated by the Savings Plan Committee, in its discretion, deems necessary.


                                 ARTICLE IV

              EMPLOYER CONTRIBUTIONS ("MATCHING CONTRIBUTIONS")

   4.1. AMOUNT OF EMPLOYER CONTRIBUTIONS. Subject to the limitations of Article V, the Employer shall contribute and pay or cause to be paid to the Trustee an "Employer
             Contribution" (also referred to as the "Matching
             Contribution") determined as follows:

             (a) FINAL PAY PLAN PARTICIPANTS. For the accounts of all Participants prior to June 1, 2000, and effective the first full payroll period beginning after June 1, 2000 for the account of each Participant who participates in the Final Pay Option of the Retirement Plan of Columbia Energy Group Companies, or any successor plan (as defined therein):

                  (1) during the first 120 months of the Participant's Participation, an amount equal to 50% of the amount of his deposit paid to the Trustee;

                  (2) from the 121st through 240th month of the Participant's Participation, an amount equal to 75% of the amount of his deposit paid to the Trustee; and

                  (3)  from the 241st month of the Participant's
                       Participation onward, an amount equal to 100% of the amount of his deposit paid to the Trustee.

             (b) ACCOUNT BALANCE PARTICIPANTS. Effective the first full payroll period beginning after June 1, 2000, for the account of each Participant who participates in the Account Balance Option of the Retirement Plan of Columbia Energy Group Companies, or any successor plan (as defined therein):

                       an amount equal to 75% of the amount of such Participant's deposit paid to the Trustee.

             (c)  SPECIAL RULES.  The following special rules apply:

                  (1) Effective August 18, 1999, any Employer may permit a percentage or amount of Employer contribution lower than those specified in paragraphs (a) and
                       (b) for its Employees by taking appropriate written action with the approval of the Savings Plan Committee. Any such change in contribution level will only be permitted to the extent it does not violate any applicable collective bargaining agreements and does not adversely affect the Plan's status as a qualified plan under Code Sections 401(a) and 401(k) or the Plan's ability to pass the applicable discrimination tests.

                  (2) No amount shall be contributed by the Employer and paid with respect to that portion, if any, of a Participant's deposit which exceeds 6% of his Base Pay. In case a Participant is at any time employed by two or more Employers, the amount to be contributed by each such Employer shall be determined in relation to the deposits made by the Participant with respect to his Base Pay from such Employer. Such Employer contributions shall be made without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412 and 417.

                  (3) Any "Union Employee" benefiting under the Retirement Plan of Columbia Energy Group Companies, or any successor plan, who subsequently becomes a non-Union Employee under such Retirement Plan and timely elects to have his accruals determined under the Account Balance Option of such Retirement Plan shall be entitled to Employer contributions under this Plan as determined by this subsection. Notwithstanding the foregoing, a Participant who meets the above requirement shall not begin receiving Employer contributions under this subsection until the period for making the requisite Account Balance Option election under the Retirement Plan has fully expired.

   4.2. ALLOCATION OF EMPLOYER CONTRIBUTIONS. Employer contributions for Participants who have not attained age 50 will be allocated to the Employer Stock Fund. Participants who have attained age 50 may direct the allocation of past, current and future Employer contributions, in accordance with the provisions of Article V. Employer contributions allocated to the Employer Stock Fund shall be allocated to the Employer Sources of Participants. Employer Matching Allocations shall be based on the fair market value of the Common Stock as of the applicable Valuation Date. Notwithstanding the above, if Employer contributions allocated to the Employer Stock Fund are exchanged for cash or property as a result of a merger, sale, or other restructuring of the Employer, and such cash or property does not qualify as qualifying employer securities, the Savings Plan Committee may permit Participants to direct the allocation of such nonqualified cash or property to other sources and to invest such nonqualified cash or property in one or more of the Options as described in Article VI. If the Plan accepts nonqualified cash or property, the Savings Plan Committee shall take such action as it deems necessary to make sure the Plan continues to comply with applicable laws.

   4.3.      EMPLOYER CONTRIBUTIONS AFTER THE LEVERAGED ESOP EFFECTIVE
             DATE.

             (a) EMPLOYER DEBT SERVICE CONTRIBUTIONS. Whenever one or more Acquisition Loans are outstanding, Employer Debt Service Contributions shall be made by the Company or Employers in cash at such times and in such amounts which, when aggregated with any earnings attributable to any Employer Debt Service Contributions, any Allocated Dividends and Unallocated Dividends, any earnings on Unallocated Dividends, and any other moneys available to repay an Acquisition Loan, including earnings attributable to the proceeds of an Acquisition Loan earned prior to the acquisition of Common Stock with such proceeds or the proceeds of a sale of Leveraged Shares in accordance with Section 14.4, will enable the Trustee to pay any currently maturing obligation under such Acquisition Loans. To the extent the total of such Employer Debt Service Contributions exceeds the amount required to pay any such currently maturing obligations, the Trustee shall, in accordance with the direction of the Treasurer of the Company either (i) apply such excess amount promptly to pre-pay some or all of any outstanding Acquisition Loan, or
                  (ii) hold such excess amount in an unallocated Suspense Account to a date not later than the last day of the Plan Year in which actually contributed for application at that time to any principal or interest then payable on the Acquisition Loan.

             (b) EMPLOYER ALLOCATION CONTRIBUTIONS. In addition to the Employer Debt Service Contributions referred to in
                  Section 4.3(a), each Employer will contribute for each Plan Year, or more frequently, as directed by the Savings Plan Committee, Employer Allocation Contributions in cash in an amount equal to the amount required (if any) to make up the difference between:
                  (i) the total amount equal to the Employer Matching Allocations required for the Plan Year pursuant to
                  Section 4.1, and (ii) the total fair market value determined in accordance with Section 4.4(c) of the total of all Leveraged Shares (if any) allocated to such eligible Participants' Employer Sources during the Plan Year in accordance with Section 4.5. Employer Allocation Contributions by the Company may be made in shares of Common Stock in an amount equal to the amount required under this Section or in an amount when combined with cash so contributed equals the amount required hereunder. The Employer Matching Allocations to the Participants' Employer Sources on such Valuation Date shall be drawn from either or both of the following sources: (i) Common Stock released directly

                  (or indirectly, through the Intermediate Holding Account) during the Plan Year containing the Valuation Date, and (ii) Common Stock acquired with the Employer Allocation Contributions made pursuant to this Section 4.3(b).

             (c) ADDITIONAL ALLOCATIONS. If shares of Common Stock have been transferred to the Intermediate Holding Account as a result of the payment of an Acquisition Loan with the proceeds of a sale of Leveraged Shares pursuant to
                  Section 14.4 such shares shall be allocated, as soon thereafter as practicable, to Participants' Employer Sources in the form of Employer Matching Allocations.

                  In the event that the shares of Common Stock held in the Intermediate Holding Account at the end of any Plan Year exceed the number of shares necessary to satisfy the Employer Matching Allocations requirements for that Plan Year, each Participant will have allocated to his Employer Source an amount determined by the Savings Plan Committee, in its sole discretion, under one of the following methods:

                  (1) each Participant shall receive an equal number of shares on a per capita basis;

                  (2) each Participant shall receive a pro-rata number of shares on the basis of his Compensation for the calendar year in which the Additional Allocation is made in proportion to the Base Pay of all Participants; or

                  (3) each Participant shall receive a uniform percentage of the Participant's matched deposits for the Plan Year.

             Such Additional Allocations shall be credited to eligible Participants' Employer Sources as of the last day of the Plan Year in which the Participants' matched deposits were made.

   4.4.      ACQUISITION LOANS

             (a) TERMS OF ACQUISITION LOANS. The Company, from time to time on or after the Leveraged ESOP Effective Date, may direct the Trustee to deliver notes or incur indebtedness in the form of one or more Acquisition Loans either to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. The Acquisition Loan shall be on such terms and conditions as the Company shall determine. The Company shall direct the Trustee to take such actions as the Company shall determine with respect to any such Acquisition Loan, including, without limitation, entering into loan agreements, stock purchase agreements, and related documents in accordance with interest rates, maturities and other terms negotiated by the Company. The indebtedness under any Acquisition Loan shall be incurred primarily for the benefit of Participants and their Beneficiaries. The proceeds of any Acquisition Loan shall be used within a reasonable time, as determined by the Company or a fiduciary to whom the responsibility to acquire Leveraged Shares is delegated, solely to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be an obligation of the trust associated with the Plan (including the employee stock ownership portion of the Plan) and shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of a default under the terms of the Acquisition Loan. In the event of a default under the terms of an Acquisition Loan, the value of trust assets transferred in satisfaction of any Acquisition Loan shall not exceed the amount due upon default; provided however that if the lender is a "party in interest" within the meaning of Section 3(14) of ERISA, a transfer of Trust assets upon default shall be made only in the event of, and to the extent of, the Trust's failure to meet the Acquisition Loan's payment schedule. Any Acquisition Loan may be secured by a collateral pledge of the Leveraged Shares so acquired or Leveraged Shares acquired with the proceeds of a prior Acquisition Loan that was repaid with the proceeds of the current Acquisition Loan. No other Trust assets may be pledged as collateral for an Acquisition Loan. Any pledge of Leveraged Shares must provide for the release from the Suspense Account of shares so pledged on a pro rata basis as principal and interest on the Acquisition Loan are repaid by the Trustee. Upon the release of Leveraged Shares from the Suspense Account, such shares shall either be allocated immediately to Employer Sources or be held in the Intermediate Holding Account, as provided under Section 4.4(b). Except upon termination of the Plan or the employee stock ownership portion of the Plan, as provided in Section 14.2, repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Company) only from (a) Employer Debt Service Contributions made by Employers to enable the Trustee to repay such Acquisition Loan,
                  (b) Allocated Dividends and Unallocated Dividends (which dividends shall be used to repay principal on any Acquisition Loan prior to any interest payment),

                  (c) earnings attributable to the proceeds of the Acquisition Loan earned prior to the acquisition of shares of Common Stock with such proceeds, and (d) earnings attributable to Employer Debt Service Contributions and Unallocated Dividends. No person entitled to payment under an Acquisition Loan shall be entitled to payment from the trust other than to the following extent: (i) from the portion of the Suspense Account representing the balance of Leveraged Shares acquired with the proceeds of the Acquisition Loan,
                  (ii) from Employer Debt Service Contributions made under the Plan for the purpose of satisfying the obligations under the Acquisition Loan, (iii) from Allocated Dividends and Unallocated Dividends, (iv) from earnings attributable to Employer Debt Service Contributions and Unallocated Dividends, (v) from earnings attributable to the proceeds of the Acquisition Loan earned prior to the acquisition of shares of Common Stock with such proceeds, and (vi) such other assets, if any, as to which recourse may be permitted under Code Section 4975.

             (b) EMPLOYER INTER-ACCOUNT TRANSFERS. Any Leveraged Shares shall initially be credited to the Suspense Account and invested in the Employer Shares Fund. Leveraged Shares shall be released from the Suspense Account and transferred to the Intermediate Holding Account as payments of principal and interest on the Acquisition Loan are made by the Trustee. With respect to each such payment of principal and interest, the number of Leveraged Shares to be released from the Suspense Account and transferred to the Intermediate Holding Account shall equal the number of Leveraged Shares in the Suspense Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of such payment of principal and interest, it being permissible for the Trustee, at the direction of the Savings Plan Committee, to draw for such payment upon any or all of the following sources: Employer Debt Service Contributions, Allocated Dividends, Unallocated Dividends, earnings attributable to the proceeds of the Acquisition Loan earned prior to the acquisition of shares of Common Stock with such proceeds, earnings on the Employer Debt Service Contributions and Unallocated Dividends and the proceeds of a sale of Leveraged Shares in accordance with Section 14.2. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid for all future periods over the duration of the Acquisition Loan repayment period. If the interest rate under any Acquisition Loan is variable, the interest to be paid in future periods shall be computed by using the interest rate applicable as of the end of the year of payment.

             (c) NUMBER OF RELEASED LEVERAGED SHARES ATTRIBUTABLE TO DIVIDENDS. The number of Leveraged Shares released from the Suspense Account as a result of a loan amortization payment made in whole or in part with dividends on Common Stock shall be separately determined with respect to Allocated Dividends and Unallocated Dividends.

                  (1) ALLOCATED DIVIDENDS. The number of released shares with respect to Allocated Dividends shall be the total number of shares released on account of the loan amortization payment multiplied by a fraction. The numerator of the fraction shall be the amount of the Allocated Dividends used to make the loan amortization payment, provided that such amount shall not exceed the denominator of the fraction. The denominator of the fraction shall be the fair market value of the total number of shares released from the Suspense Account as a result of the loan amortization payment. The number of released Leveraged Shares with respect to Allocated Dividends shall be allocated among Participants pursuant to Section 4.5(a).

                  (2) UNALLOCATED DIVIDENDS. The number of released shares with respect to Unallocated Dividends shall be the balance (after the application of the preceding Paragraph) of the shares released on account of the loan amortization payment, multiplied by a fraction. The numerator of the fraction shall be the amount of Unallocated Dividends used to make the loan amortization payment. The denominator of the fraction shall be the amount of the loan amortization payment reduced by the amount of Allocated Dividends used to make the loan amortization payment, if any.
                       The number of released shares with respect to Unallocated Dividends shall be allocated among Participants pursuant to Section 4.5(b) below.

   4.5.      ALLOCATION OF RELEASED LEVERAGED SHARES.

             (a) LEVERAGED SHARES ATTRIBUTABLE TO ALLOCATED DIVIDENDS. In connection with the release of Leveraged Shares from the Suspense Account to the Intermediate Holding Account as a result of a loan amortization payment where the source of funds for such payment includes Allocated Dividends, a portion of the shares thus released, equal in value to the Allocated Dividends, shall be allocated to the Employer Source of the Participants (not later than the last Valuation Date of the Plan Year in which the applicable dividend payment date or dates occurred). The number of shares of Common Stock released from the Suspense Account with respect to Allocated Dividends under Section 4.4(c)(1) shall be released from the Suspense Account and allocated among the Participants in the same proportion that each Participant's Allocated Dividends used to make the loan amortization payment bears to the total amount of such Allocated Dividends. For each Plan Year in which Allocated Dividends are used to repay an Acquisition Loan, shares of Common Stock with a value equal to the amount of each Participant's share of the Allocated Dividends which are used to repay the Acquisition Loan shall be allocated to the Employer Source of each such Participant. A special contribution by the Company to the Plan will be required if and to the extent that (i) the amount required to restore the amount of the Allocated Dividends to the Participant's Employer Source in accordance with the requirements of the last Paragraph of Code Section 404(k)(2), exceeds (ii) the value of shares of Common Stock available to be allocated to such Account from the shares of Common Stock released pursuant to Section 4.4(b) or acquired or contributed with respect to Employer Allocation Contributions during such Plan Year.

             (b) OTHER LEVERAGED SHARES. Shares of Common Stock held in the Intermediate Holding Account and shares of Common Stock acquired with Employer Allocation Contributions pursuant to Section 4.3(b) that have not and will not be allocated pursuant to Section 4.5(a) shall be allocated to the Participants' Employer Sources in accordance with Sections 4.1, 4.2 and 4.3(c).

             (c) VALUATION OF ALLOCATED SHARES. All shares of Common Stock that are allocated to the Participants' Employer Sources shall be based on the value of such stock as of the Valuation Date coinciding with or next preceding the date as of which such allocation is made.

   4.6. REMITTANCE OF EMPLOYER CONTRIBUTIONS. Employer contributions with respect to any pay period will be paid by the Employer to the Trustee with reasonable promptness after the total of the deposits made by the Participants during a pay period has been accurately and finally determined, but in no event shall said contributions be paid later than the time period as specified in the applicable regulations promulgated by the U.S. Department of Labor. Any special contributions by the Employer shall be paid by the Employer with reasonable promptness.

   4.7. LIMITATIONS ON CONTRIBUTIONS AND BENEFITS. The following limitations shall apply, effective January 1, 1997:

             (a) MAXIMUM ANNUAL ADDITION. The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any calendar year shall not exceed the lesser of:

                  (1) the Defined Contribution Dollar Limitation as set forth in Code Section 415(c)(1)(A), or

                  (2) 25 percent of the Participant's compensation, within the meaning of Code Section 415(c)(3) for the Plan Year.

             (b) SPECIAL RULES. The compensation limitation referred to in subsection (a)(2) shall not apply to:

                  (1) Any contribution for medical benefits (within the meaning of Code Section 419A(D(2)) after separation from service which is otherwise treated as an Annual Addition, or

                  (2) Any amount otherwise treated as an Annual Addition under Code Section 415(l)(2).

             (c) DEFINITIONS. For purposes of this Section, the following definitions shall apply.

                  (1) "Annual Addition" shall mean the amount allocated to a Participant's account during the calendar year that constitutes Employer contributions, Employee deposits, Forfeitures, and amounts described in Code Sections 415(l)(2) and 4 19A(d)(2).

                  (2) "Employer Contributions" shall mean the actual dollar amounts of Employer contributions allocated to a Participant's account. Whenever Leveraged Shares are released from the Suspense Account or Intermediate Holding Account and are allocated to a Participant's account, only that portion of Employer Debt Service Contributions deemed allocated to the Participant's Employer Source shall be treated as an Employer contribution for purposes of determining Annual Additions, regardless of the fair market value of the Common Stock actually allocated to the Employer Source. If no more than one-third of the Employer Matching

                       Allocations for a Plan Year are allocated to the Employer Source of Participants who are Highly Compensated Employees, only that portion of Employer Debt Service Contributions used for repayment of principal on any Acquisition Loan (after the annual application of Allocated and Unallocated Dividends as required under Section 4.4) shall be counted as an Annual Addition.

   4.8. EFFECT OF SUSPENSION OF PARTICIPANT DEPOSITS ON EMPLOYER CONTRIBUTIONS. During any period in which a Participant's deposits are suspended, the Employer contributions on his behalf will also be suspended.


                                  ARTICLE V

                          NON-DISCRIMINATION TESTS

   This Article shall be effective January 1, 1997.

   5.1. GENERAL NON-DISCRIMINATION TEST. The Plan Administrator shall perform this test as described below:

             (a) Separate all employees eligible to make before-tax deposits into two (2) groups: (1) Highly Compensated Employees (HCE's) and (2) Non-Highly Compensated Employees (non-HCE's).

             (b) For each person in the HCE group above, compute the "Actual Deferral/Contribution Percentage" by taking the Applicable Amount (as defined in Section 5.2) and dividing it by the Participant's Compensation for the Plan Year. The Plan Administrator may on a uniform and consistent basis use Compensation earned as a Participant (during the period within the Plan Year when the Participant was eligible to make before-tax deposits).

             (c) For each person in the non-HCE group above, compute the "Actual Deferral/Contribution Percentage" by taking the Applicable Amount (as defined in Section 5.2) and dividing it by the Participant's Compensation for the Plan Year. The Plan Administrator may on a uniform and consistent basis use Compensation earned as a Participant (during the period within the Plan Year when the Participant was eligible to make before-tax deposits).

             (d) For each of the groups described in (a) above, average the Actual Deferral/Contribution Percentages computed in (b) and (c) above ("Average Actual Deferral/

                  Contribution Percentage"). If a Participant is eligible to make before-tax deposits but does not make them, then that Participant's Actual Deferral/
                  Contribution Percentage equals zero and that Participant counts in computing the average of the Actual Deferral/Contribution Percentages in this Section.

             (e) The Plan passes this test if either of the following conditions are met:

                  (1)  The Average Actual Deferral/Contribution
                       Percentage for the HCE group does not exceed 1.25 times the Average Actual Deferral/Contribution Percentage for the non-HCE groups, or

                  (2)  Both (i) and (ii) below must be satisfied:

                       (i) The Average Actual Deferral/Contribution Percentage for the HCE group does not exceed two (2) times the Average Actual Deferral/Contribution Percentage for the non-HCE groups and

                       (ii) The Average Actual Deferral/Contribution Percentage for the HCE group does not exceed two (2) percentage points more than the Average Actual Deferral/ Contribution Percentage of the non-HCE group.

             (f) Notwithstanding the foregoing, on and after the Leveraged ESOP Effective Date, the Actual Deferral/ Contribution Percentage and the Average Actual Deferral/Contribution Percentage with respect to Employer Contributions to the Employer Shares Fund shall be determined separately.

   5.2. BEFORE-TAX DEPOSIT NONDISCRIMINATION TEST. Each Plan Year the Plan Administrator shall perform the test described in
             Section 5.1 above where the Applicable Amount equals before-tax deposits made by the Participant on behalf of Compensation earned during the Plan Year and paid within 2 1/2 months after the close of the Plan Year. The Applicable Amount only includes before-tax deposits allocated to a Participant's account as of a date within the Plan Year and which are paid to the Plan before the close of the following Plan Year. These before-tax deposits shall be reduced by any amounts distributed to the Participant pursuant to Section 4.4 for the Plan Year. Before-tax deposits shall not be reduced by excess amounts returned pursuant to Section 3.3 above (for purposes of performing the test in this Section).

   5.3. MATCHING CONTRIBUTION NONDISCRIMINATION TEST. Each Plan Year the Plan Administrator shall perform the test described in Section 5.1 above where the Applicable Amount equals Matching Contributions paid by the Employer which correspond to before-tax deposits made on behalf of Compensation earned during the Plan Year by the Participant and which are allocated to the Participant's Matching Contribution Account as of a date within the Plan Year. The Employer must pay these Matching Contributions before the end of the following Plan Year. If the Plan requires corrective action due to failure to meet the test in Section 5.2 above, and the Plan as part of this corrective action recharacterizes before-tax deposits as after-tax deposits pursuant to Section 5.7(c), then the recharacterized before-tax deposits are included in determining the Applicable Amount. The Matching Contributions included above must be allocated to the Participant's Matching Contribution Account for the Plan Year and must be paid to the Plan prior to the close of the succeeding Plan Year. Excess Matching Contributions which are distributed or forfeited pursuant to Section 4.4 shall not be included in the Applicable Amount. Refer to Article XIV for certain Matching Contributions allocated to non-Key Employees that cannot be included in the Applicable Amount. Matching Contributions which are forfeited under Sections 5.7(a)(1) or 3.3 are not included in the Applicable Amount.

   5.4. APPRECIATION OF APPLICABLE AMOUNTS. If the Employer maintains two or more plans (including this Plan) which are aggregated under Code Sections 401(a)(4) or 410(b), then the Applicable Amount includes all before-tax deposits and Matching Contributions made under these aggregated plans.
             If an HCE participates in two or more plans of the Employer (including this Plan), then the Applicable Amount includes before-tax deposits and Matching Contributions made on behalf of the HCE under all plans of the Employer.

   5.5. COMBINED NONDISCRIMINATION TEST. The Plan Administrator may perform the tests of Sections 5.2 and 5.3 above with the following variations, at the Plan Administrator's option:

             (a) If all Participants' Matching Contribution Accounts are at all times fully vested, then the Plan Administrator may add all or part of the Matching Contributions allocated to a Participant (as modified by Section 5.3 above) to the Applicable Amount when performing the test described in Section 5.2. Such amounts shall not also be used in performing the test in Section 5.3.

             (b) Qualified Non-Elective Contributions (QNECs) as described in Sections 4.2(b) and 5.7(b) may be added to the Applicable Amount in performing the tests described in Sections 5.2 or 5.3. Such amounts may be used in performing either test, but the same amounts may not be used in both tests.

             (c) All or part of before-tax deposits may be added to the Applicable Amount of a Participant in performing the test in Section 5.3. In this case, the test in Section
                  5.2 must be satisfied both including the before-tax deposits used for the test in Section 5.3 and excluding the before-tax deposits used for the test in Section 5.3.

             (d) By using any other combination of before-tax deposits, Matching Contributions and Qualified Nonelective Contributions which is permitted under Regulations.

   5.6.      QUALIFIED NONELECTIVE CONTRIBUTIONS (QNEC).

             (a) The Employer, in its sole discretion, may make qualified non-elective contributions to be allocated to eligible Non-Highly Compensated Employees for the purpose of ensuring that the Plan satisfies the non-discrimination tests described in Article V. Qualified non- elective contributions made for the purpose of satisfying the before-tax deposit nondiscrimination test described in Section 5.2 shall be considered to be before-tax deposits for purposes of satisfying such test. Qualified non-elective contributions made for the purpose of satisfying the matching contribution nondiscrimination test described in Section 5.3 shall be considered to be Employer contributions for purposes of satisfying such test. Contributions made for the purpose of satisfying the combined nondiscrimination test described in Section 5.5 shall be considered to be before-tax deposits and/or Employer contributions (whichever shall be applicable) for purposes of satisfying such test. Qualified non-elective contributions shall be treated as before-tax deposits for all other purposes of the Plan, shall be nonforfeitable when made and shall be subject to the same distribution requirements as before-tax deposits except that such contributions (or earnings thereon) may not be distributed as a hardship withdrawal from this Plan.

             (b) Qualified non-elective contributions as described in subsection (a) shall be allocated to or on behalf of Participants who are Non-Highly Compensated Employees and who are employed on the last day of the Plan Year for which such contributions are made as follows:

                  (1) If the qualified non-elective contributions will be used to satisfy the before-tax deposit nondiscrimination test described in Section 5.2, such contributions shall be allocated as a uniform percentage of each eligible Participant's before-tax deposits.

                  (2) If the qualified non-elective contributions will be used to satisfy the matching contribution nondiscrimination test described in Section 5.3, such contributions shall be allocated as a uniform percentage of each eligible Participant's allocable Employer contributions for such Plan Year.

   5.7. CORRECTIVE ACTIONS. If either of the tests performed in Sections 5.2 or 5.3 (or the combined test in Section 5.5) fails, the Plan Administrator must take one or more (alone or in any combination) of the corrective actions outlined below to eliminate the failures:

             (a)  Distribution --

                  (1) Before-tax deposits: Excess before-tax deposits plus earnings thereon shall be distributed to the Participant prior to the close of the Plan Year which follows the Plan Year in which the excess occurred. Excess before-tax deposits are those computed in Section 5.8 below. Earnings on excess before-tax deposits which are distributed shall be determined in accordance with Section 5.7(d) below. In no event, however, will the amount distributed be less than the lesser of: (1) the Participant's account attributable to before-tax deposits at the end of the Plan Year in which the excess occurred, or (2) the excess before-tax deposits. Matching contributions based on excess before-tax deposits shall be forfeited.

                  (2) Matching Contributions: Matching Contributions (to the extent they are fully vested), plus earnings thereon, shall be distributed to the Participant prior to the close of the Plan Year which follows the Plan Year in which the excess occurred. Excess Matching Contributions are determined in Section 5.8. The earnings on Excess Matching Contributions shall be determined in accordance with Section 5.7(d) below. To the extent Excess Matching Contributions are not vested, they shall be forfeited.

                       The amounts distributed under this Section shall be coordinated with distributions of Excess Deferrals under Section 3.3.

             (b) Qualified Nonelective Contributions: These may be used to satisfy any or all of the tests in Sections 5.2 through 5.5. If only a portion of the QNECs are used to satisfy these nondiscrimination tests, the remaining QNECs must meet the nondiscrimination rules of Code
                  Section 401(a)(4). QNECs may not be included in the Applicable Amount if the effect is to increase the difference between the HCEs and non-HCEs when performing the nondiscrimination tests under Sections
                  5.2 or 5.3. QNECs may be used for a Plan Year only if they are allocated to the Participant's Account as of a date within that Plan Year.

             (c) Recharacterization: The Plan Administrator may recharacterize before-tax deposits (only) as after-tax deposits. These after-tax deposits are treated as Matching Contributions for purposes of the nondiscrimination test in Section 5.3. Such recharacterization shall be done in accordance with all applicable provisions of Treasury Regulation Section 1.401(k)-i.

             (d)  Determining Income or Loss on Distributions:

                  (1) Generally: Determine the gain or loss on the Applicable Account for the Plan Year. Multiply this amount by a fraction. The numerator of the fraction is the Distributable Amount and the denominator equals the Applicable Account Balance, excluding any gain or loss occurring during the Plan Year.

                  (2) Applicable Account: This is the account from which the distribution was made. For before-tax deposits, it is the Before-Tax Source. However, if Qualified Nonelective Contributions or Matching Contributions are included as before-tax deposits in performing the tests in Sections 5.2 through 5.5, then the Applicable Account includes the Qualified Nonelective Contribution Account or Employer Contribution Account (or both). For Matching Contributions, it is the Employer Contribution Account. However, if Qualified Nonelective Contributions or before-tax deposits are included as Matching contributions in performing the tests in Sections 5.2 through 5.5, then the Applicable Account includes the Before-Tax Source or Qualified Nonelective Contribution Account (or both).

                  (3) Distributable Amount: This refers to the amount distributed which falls into one or more of the following categories:

                       (i) Excess Contributions (Excess before-tax deposits under Section 5.9),

                       (ii) Excess Aggregate Contributions (Excess Employer contributions under Section 5.9),

                       (iii) Excess Deferrals (Before-tax deposits in excess of the limit provided in Section 3.3).

                  (4) Before-tax deposits recharacterized as Matching Contributions under Section 5.7(c) are treated as before-tax deposits for purposes of determining gain or loss under this subsection 5.7(d).

                  (5) Gain or loss for the period from the end of the Plan Year to the date of distribution shall be disregarded.

   5.8.      DETERMINATION OF EXCESS DEFERRALS/MATCHING CONTRIBUTIONS:
             This shall be determined by repeating the two step process below until the tests in Sections 5.2 through 5.5 are met.

             (a) Lower the Actual Deferral/Contribution Percentage of the HCE with the highest before- tax deposits/Matching Contributions until either the nondiscrimination tests of Sections 5.2 through 5.5 are met or until his or her before-tax deposits/Matching Contributions equal the before-tax deposits/Matching Contributions of the HCE(s) who had the next highest before-tax deposits/ Matching Contributions.

             (b) If the nondiscrimination tests are still not met, then repeat the process in (a) by reducing all HCE's who now have the same before-tax deposits/Matching
                  Contributions.

                  The amount of excess before-tax deposits/Matching Contributions attributable to an HCE is the difference between the before-tax deposits/Matching Contributions the HCE made and the before-tax deposits/Matching Contributions as adjusted above.

   5.9. MULTIPLE USE. To determine if multiple use exists, compute the sum of:

             (a) 125% of the greater of the Actual Deferral/Contribution Percentage (ADP) or actual contribution percentage
                  (ACP) for the non-HCE group; plus

             (b)  the lesser of:

                  (1) two percentage points plus the lesser of the ADP or ACP of the non-HCE group, or

                  (2)  200% of the lesser of the ADP or ACP of the non-
                       HCE group.

                  If, and only if, this is less than the sum of the ADP plus the ACP of the HCE group, then multiple use exists. If multiple use exists, then the Plan Administrator, at its option, may elect to reduce the ADP, ACP, or both using the methods described in
                  Section 5.7. The excess determined under this method will be corrected under any of the methods described in
                  Section 5.7. As used in this Section, the term Actual Deferral/Contribution Percentage has the meaning given in Code Section 401(k)(3)(B) and the term actual contribution percentage has the meaning given in Code
                  Section 401(m)(3). This Section incorporates by reference any relief promulgated by the Secretary of Treasury with respect to the existence of multiple use.



                                 ARTICLE VI

                            INVESTMENT PROVISIONS

   6.1. INVESTMENT OF DEPOSIT ACCOUNTS. Each Participant or Employee will direct, at the time he elects to become a Participant under the Plan, that his Deposit Accounts (including Employer contributions only if the Participant has attained age 50) be invested in one or more of the Options selected by the Committee.

             As provided in Section 12.4, the Savings Plan Committee shall have the power to delete or change any of the above Options, and to select other Options. If the Participant or Employee elects to have his Deposit Accounts (including Employer contributions only, if the Participant has attained age 50) invested in more than one Option, he shall designate, in whole percentages, the portion of his Deposit Accounts (including Employer contributions only if the Participant has attained age 50) that will be invested in each Option. Portions of the Before-Tax and After-Tax Sources, Lump Sum Deposits Source, and the Rollover Contribution Source invested in the Employer Stock Fund Option shall be invested in the portion of the Option that does not constitute an employee stock ownership plan.

   6.2. CHANGE IN INVESTMENT ELECTION. Any investment election given by a Participant for investment of his Deposit Accounts (including Employer contributions only if the Participant has attained age 50) will continue in effect until changed by the Participant, Inactive Participant, or Beneficiary. A Participant, Inactive Participant, or Beneficiary may change his current investment election as to his future Deposit Accounts (including Employer contributions only if the Participant, Inactive Participant or Beneficiary has attained age 50), within the limits of
             Section 6.1 and in accordance with procedures established by the Savings Plan Committee.

   6.3. CONVERSION/EXCHANGES OF PAST INVESTMENT ELECTIONS. A Participant, Inactive Participant, Employee or Beneficiary may elect to convert his investment election as to his prior Deposit Accounts (including Employer contributions only if the Participant has attained age 50) at their current value in accordance with procedures adopted by the Savings Plan Committee. Such conversions/exchanges must be made in whole percentages and may be made no more frequently than once each Valuation Date subject to any further restrictions imposed by the Trustee(s). The Savings Plan Committee may effect such conversions/exchanges of Deposit Accounts (including Employer contributions only if the Participant, Inactive Participant, or Beneficiary has attained age 50) out of the Employer Stock Fund over a period not to exceed one year. Unless the Participant, Inactive Participant, or Beneficiary has attained age 50, Units/Shares in the Employer Stock Fund which have been credited to a Participant's account by reason of Employer contributions may not be converted/exchanged to any other Option.

   6.4. SEPARATE ELECTIONS. Any investment election with respect to Participant Deposit Accounts, including a conversion of past investments pursuant to Section 6.3, shall include separate elections with respect to each source.

   6.5. SPECIAL INVESTMENT REQUIREMENTS WHEN ACQUISITION LOAN OUTSTANDING. Unless and to the extent that the Trustee is directed by the Savings Plan Committee from time to time not to do so, all Unallocated Dividends, earnings on Unallocated Dividends and earnings attributable to the proceeds of the Acquisition Loan earned prior to the acquisition of Common Stock with such proceeds shall be utilized to repay an Acquisition Loan until such Acquisition Loan is repaid.

             With respect to the portion of the Employer Shares Fund which is allocated to the Employer Source of a Participant, the Savings Plan Committee may, in its sole discretion, direct the Trustee to use either all, a portion, or none of the Allocated Dividends on such shares to repay one or more installments of principal and interest on an Acquisition Loan. To the extent that the Treasurer of the Company directs the Trustee to utilize such Allocated Dividends from such accounts to make payments on the Acquisition Loan, the amount of such dividends derived from the Employer Source shall be utilized to repay an Acquisition Loan until such Acquisition Loan is repaid, and shall be allocated as described under Section 4.5(a). All other cash dividends received with respect to the Employer Shares Fund shall be invested in the Employer Shares Fund.

   6.6. TELEPHONIC VOICE RESPONSE SYSTEM AND INTERNET SERVICE. If so required by the Savings Plan Committee, any notice required to effectuate elections of a Participant under this Article shall be made by the response of the Participant in compliance with the procedures established by the Savings Plan Committee with respect to such telephone voice response system or the Internet service as may be established by the Savings Plan Committee. Without limitation of the foregoing, responses on such voice response service or the Internet may be directed to the Trustee or any agent designated by the Trustee or the Savings Plan Committee, and Participants shall be required to execute such forms as may be required by the Trustee or such agent in connection with establishing and controlling entry to such service. Any such voice response service or Internet service shall provide for written confirmation to Participants of elections made thereunder, and elections so made and so confirmed shall be binding on Participants.

             Participants with Internet access may monitor investments on-line and make on-line deferral elections. However, any withdrawals must be made only through the telephonic voice response system.

   6.7. SPECIAL RULES APPLICABLE TO QUALIFYING EMPLOYER SECURITIES. With respect to an Option comprised of qualifying employer securities, as defined in ERISA, the following special rules shall apply:

             (a) Information provided to shareholders of such securities shall be provided to Participants and Beneficiaries with accounts holding such qualifying employer securities.

             (b) Voting, tender and similar rights with respect to such qualifying employer securities will be passed through to Participants and Beneficiaries with accounts holding such qualifying employer securities. The Trustee will vote only those shares for which the Trustee has received direction from Participants and Beneficiaries, unless failure to vote non-directed shares would be a breach of fiduciary duty or contrary to Section 404(c) of ERISA.

             (c) Information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants and Beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

             (d) The Plan Administrator shall be responsible for ensuring that the procedures described in subsection
                  (c) above are sufficient to safeguard the confidentiality of the information described in such subsection and that such procedures are being followed.

             (e) The Savings Plan Committee shall be responsible for appointing an independent fiduciary to carry out activities relating to any situation which the Savings Plan Committee determines involve a potential for undue Employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights. For purposes of this subsection, a fiduciary is not independent if the fiduciary is affiliated with any sponsor of the Plan.

             (f) The Savings Plan Committee may effect any reallocation out of the Employer Stock Fund and into another Option, as elected pursuant to Section 6.4, over a period not to exceed one year.

   6.8. PARTICIPANTS. As used in this Section, "Participant" shall mean Participant, Inactive Participant, and Beneficiary.



                                 ARTICLE VII

             VALUATION OF UNITS/SHARES AND PARTICIPANT ACCOUNTS

   7.1 UNITS/SHARES. Each of the Options shall be divided into Units/Shares and the interests of each Participant in each Option shall be evidenced by the number of Units/Shares and portions thereof in such Option credited to his account. Each Unit/Share in an Option shall have an equal beneficial interest in such Option and none shall have priority or preference over any other.

   7.2. VALUATION OF ASSETS. Each Option shall be valued by the Trustee at the market value thereof, on the Valuation Date. Records of valuations of each Option and of the Units/Shares thereof shall be prepared and preserved by the Trustee in such manner and within such time after each Valuation Date as may be prescribed by the Savings Plan Committee or, in the absence thereof, as determined by the Trustee.

             Notwithstanding the foregoing, valuation of any Employer Contributions consisting of shares of Common Stock shall be made in good faith based on relevant factors for determining fair market value at least annually by a qualified appraiser, who customarily makes such appraisals and who is independent of any party to a transaction, within ninety
             (90) days of the close of plan year.

   7.3. VALUATION OF UNITS/SHARES. At or as of such times as may be prescribed by the Savings Plan Committee and such other times as the Trustee may elect, the value of a Unit/Share in each Option shall be determined by dividing the value of such Option, determined by the Trustee as provided in
             Section 7.2, by the total number of outstanding Units/Shares in such Option.

   7.4. DETERMINATION OF NUMBER OF UNITS/SHARES. Each investment of a Participant in Units/Shares in an Option shall be on the basis of the value of such a Unit/Share as of the Valuation Date last preceding such investment. Each distribution in respect of and each conversion of Units/Shares in an Option shall be on the basis of the value of such a Unit/Share as of the Valuation Date specified according to the type of distribution or conversion. The number of Units/Shares and fractions of Units/Shares in each Option to be credited or debited to a Participant's account each pay period shall be calculated by dividing the pay period sum to be contributed to or paid from such Option for such Participant by the value of a Unit/Share of such Option immediately prior to such contribution or payment. The number of outstanding Units/Shares in such Option shall be increased or decreased accordingly.

   7.5. CONVERSION OF UNITS/SHARES. If a Participant elects to convert his prior investment elections with respect to his Units/Shares as provided in Section 6.3, the conversion will be made and the amounts to be transferred from one Option to another will be determined on the basis of the values of the Units/Shares on the applicable Valuation Date.

   7.6. VALUATION OF OPTIONS. For the purpose of valuing assets in each Option, no distinction will be made between the sources to which such assets are allocated.


                                ARTICLE VIII

             VESTING, TERMINATION OF PARTICIPATION AND TRANSFERS

   8.1. TIME OF TERMINATION. A Participant's Participation in this Plan shall terminate upon the occurrence of any of the following events:

             (a)  death,

             (b) termination of the status as an Employee of every Employer by which he is employed, or

             (c) termination of the Participant's employment with the Employer for reasons other than retirement or total disability, as described in Section 8.2. A transfer to an Affiliated Company which is not an Employer, as described in Section 8.3, will not cause termination of Participation.

   8.2. TIME OF TERMINATION FOR RETIREES AND DISABLED PARTICIPANTS. A Participant who terminates active employment: (1) because of retirement under the Retirement Plan of Columbia Energy Group Companies or any successor plan, or (2) due to total disability that qualifies the Participant for benefits under the Company's long-term disability plan, shall automatically continue as a Participant up to the last day of the quarter preceding his attainment of age 69, at which time distribution of his account in this Plan must commence; provided, however, that the Participant may elect to discontinue his Participation at any time prior to such date. Any election to terminate Participation in this Plan shall become effective as soon as administratively practicable following the date such election is made. A Participant who remains in this Plan beyond the date he terminates active employment will not, however, be allowed to make additional deposits.

   8.3.      TRANSFER TO AN AFFILIATED COMPANY.  In the event a
             Participant is transferred to an Affiliated Company which is not an Employer, such transfer shall not constitute a termination of Participation. No further Participant deposits or Employer contributions shall be made after the date of such transfer, but the Participant will in all other respects remain a Participant under the Plan.

   8.4. COVERAGE BY ANOTHER PLAN. In the event a Participant commences participation in any other plan for the purchase of stock of the Company and participation in such plan is conditioned on withdrawal from this Plan, such coverage shall not constitute a termination of Participation in this Plan. No further Participant deposits or Employer contributions shall be made to this Plan after commencement of participation in such other plan, but the Participant will in all other respects remain a Participant in this Plan.

   8.5. VESTING. Each Participant shall at all times have a 100% nonforfeitable interest in his account in the Plan.

   8.6. BENEFIT AT TIME OF TERMINATION OF PARTICIPATION. Upon his termination of Participation, the Participant, his surviving Spouse, his Beneficiary, or his legal representative may elect to receive 100% of the value of the Participant's account valued as of the Valuation Date coincident with or next following his election of a distribution in accordance with procedures established by the Savings Plan Committee. If such election is made, the Participant's account will be distributed in accordance with Article IX; provided, however, there will be no distribution of any Participant's before-tax deposits before the earliest of the date the Participant retires, becomes disabled, attains age 59-1/4, terminates his employment with the Employer and all Affiliated Companies, dies, or meets the requirements for a hardship withdrawal as defined in Section 10.3.


                                 ARTICLE IX

                             PAYMENT OF BENEFITS

   9.1. FORM OF PAYMENT. At the direction of the Participant (or his legal representative or Beneficiary in the case of his incapacity or death), distribution will be made as follows:

             (a)  in cash,

             (b) by such other method of payment as may be adopted by the Savings Plan Committee according to uniform standards.

             At the direction of the Participant, any distribution consisting of Units in the Employer Stock Fund may be paid in cash or in whole shares of Common Stock of the Company represented by such Units plus a cash amount equal to the market value of any fraction of a share of Common Stock of the Company represented by such Units plus the share represented by such Units of any assets in the Employer

             Stock Fund on the appropriate Valuation Date not invested in Common Stock of the Company, or m a combination of cash and shares of Common Stock. Any cash distribution will be made in the form of a lump sum payment.

   9.2.      TIME OF PAYMENT.

             (a) PAYMENT OF ACCOUNTS OF $5.000 OR LESS. If the Participant who incurs a separation from employment (whether due to termination of employment, death or retirement) has a nonforfeitable account balance that does not exceed $5,000 and the Participant has not elected a sooner payment, the account shall automatically be paid to the Participant in a lump sum payment pursuant to procedures adopted by the Savings Plan Committee.

             (b) PAYMENT OF ACCOUNTS EXCEEDING $5,000. Effective September 1, 1999, a distribution shall be made prior to the Participant's attainment of age 69 only with the Participant's written consent and (when applicable) the consent of the Participant's spouse. Distribution shall automatically commence as soon as administratively practicable but no later than the last day of the quarter preceding the Participant's attainment of age 69.

             (c) Notwithstanding anything in this Article to the contrary, unless the Participant otherwise elects in writing, distribution to the Participant shall not commence later than 60 days after the close of the Plan Year in which occurs the latest of the following events:

                  (1)  the Participant attains age 65;

                  (2) the Participant attains the tenth anniversary of the date on which he or she became a Participant under the Plan; or

                  (3)  the Participant incurs a termination of service.

             (d)  PAYMENT OF ACCOUNTS UPON PARTICIPANT'S DEATH

                  (1) Notwithstanding any other provision of this Plan to the contrary, in the event that a Participant dies before the commencement of benefits under the Plan, any benefits payable under the Plan upon the death of the Participant must satisfy one of the following rules:

                       (i) Such benefit shall be payable within five years of the death of the Participant; or

                       (ii)      Such benefit shall commence within one
                                 (1) year after the date of the
                                 Participant's death, payable over the
                                 life of the Participant's designated
                                 beneficiary or a period not extending
                                 beyond the life expectancy of the
                                 Participant's designated beneficiary; or

                       (iii) If the Participant's Beneficiary is the Participant's Surviving Spouse, such benefit commences not later than one year after the later of date of the Participant's death or the last day of the quarter preceding the date on which the Participant would have attained the age of sixty-nine (69) years, payable over the life of the Participant's Surviving Spouse or a period not to exceed the life expectancy of the Participant's Surviving Spouse.

                  (2) In the event that the Participant dies prior to commencement of benefits under the Plan, and the Participant's designated Beneficiary is the Participant's Surviving Spouse, and the Participant's Surviving Spouse dies before commencement of benefits to Participant's Surviving Spouse, then subsection 9.2(d)(1)(ii) above shall apply as if the Participant's spouse were the Participant.

                  (3) In the event that a Participant shall die after commencement of retirement benefits hereunder, the Participant's remaining benefits under the Plan must be paid at least as rapidly as under the method of distribution being used under the Plan as of the date of the Participant's death.

             (e) COMMENCEMENT OF DISTRIBUTION. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation
                  Section 1.411(a)(11)(c) is given, provided that:

                  (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Participant, after receiving the notice, affirmatively elects a distribution; and

                  (3) the distribution commences more than seven (7) days after the notice was provided.

   9.3. BENEFICIARIES. Upon the death of a Participant, his account shall be transferred to an account for his surviving Spouse. If there is no surviving Spouse, or if the surviving Spouse previously consented in writing to the payment of the account to a Beneficiary designated in writing by the Participant, then an account will be established for such Beneficiary. If there is no surviving Spouse or no Beneficiary designated by the Participant surviving at the death of the Participant, payment of his account shall be made to the Participant's estate. Payment of benefits upon a Participant's death shall be made pursuant to Section 9.2 above. A Participant, with the written consent of his Spouse, may designate a new Beneficiary, other than the Spouse, at any time by filing with the Employer a written request for such change on a form prescribed by the Savings Plan Committee. The designation of a Spouse as a new or amended Beneficiary does not require the consent of such Spouse. Such change shall become effective only upon receipt of the form by the Savings Plan Committee or other person designated in writing by the Savings Plan Committee, but upon such receipt the change shall relate back to and take effect as of the date the Participant signed such request, whether or not the Participant is living at the time of such receipt; provided, however, that neither the Trustee, the Savings Plan Committee, the Company nor any Employer shall be liable by reason of any payment of the Participant's account made before receipt of such form. If the Trustee shall be in doubt as to the right of any claimant, the amount in question may be paid to the Participant~s surviving Spouse or, in the event the Spouse is not living, to his children in equal shares per stirpes. If none of these parties are living at the time of the Participant's death, the amount in question shall be paid to the estate of the Participant. If payment is made in this manner, neither the Trustee, the Savings Plan Committee, the Company nor any Employer shall be under any further liability to anyone with respect to the account of such Participant. Any consent by a surviving Spouse or Spouse must be in writing and witnessed by a notary public. Such consent must also be informed, and must acknowledge the effect of the designation.

   9.4.      DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

             (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, distributee may elect, at the time and in the manner prescribed by the Savings Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

             (b)  DEFINITIONS.

                  (1) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period often years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 40 1(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former Spouse.

                  (4) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

   9.5.      PUT REQUIREMENTS ON SHARES HELD IN EMPLOYER SHARES FUND.

             (a) If Common Stock acquired with the proceeds of an Acquisition Loan and held in the Employer Shares Fund ("ESOP Stock") is, at the time of distribution not publicly traded or subject to a trading limitation, the Participant or Beneficiary shall have an option (the "Put") to require the Company to purchase all of the shares actually distributed to him. A "trading limitation" is a restriction under any Federal or state securities law, or applicable regulation, or an agreement, which would make the ESOP Stock not as freely tradable as Common Stock not subject to the restriction. The Put may be exercised at any time during the Option Period (as defined in Section 9.6(g)) by giving the Company written notice of the election to exercise the Put. The Put may be exercised by a former Participant or a Beneficiary only during the Option Period in which the former Participant or Beneficiary receives a distribution of ESOP Stock.

             (b) The Put shall also apply to ESOP Stock that is publicly traded without restriction when distributed, but which ceases to be publicly traded or which becomes subject to a trading limitation during the Option Period. In that event, the Savings Plan Committee shall notify in writing each former Participant or Beneficiary to whom the Put becomes applicable that the ESOP Stock held by the former Participant or Beneficiary is subject to the Put for the remainder of the applicable Option Period and shall inform the Participant or Beneficiary of the terms of the Put. If the written notice is given later than ten days after the ESOP Stock ceases to be publicly traded or becomes subject to a trading limitation, the period during which the Put may be exercised will be extended by the number of days between the tenth day and the date the notice is actually given.

             (c)  (1)  The price paid for ESOP Stock sold to the Company pursuant to the Put shall be the value of each share of ESOP Stock as of the Valuation Date immediately preceding the date the Put is exercised, multiplied by the number of shares to be sold under the Put, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares. Except as otherwise set forth in Paragraph (2) below, the price shall be payable in cash not later than thirty days after the Company receives written notice of the election by the former Participant or Beneficiary to exercise the Put.

                  (2) If the distribution of ESOP Stock to the Participant or Beneficiary constituted a distribution within one taxable year of the balance of his account, the Company reserves the right to establish guidelines to be exercised in a uniform and nondiscriminatory manner to make payment for the shares subject to the Put on an installment basis in substantially equal annual, quarterly or monthly payments over a period not to exceed five years, beginning no later than thirty days after exercise of the Put. The Company shall pay reasonable interest at least annually on the unpaid balance of the price and shall provide to the Participant or Beneficiary adequate security with respect to the unpaid balance.

                  (d) The Put shall not be assignable, except that the former Participant's donees or, in the event of a Participant's death, his surviving Spouse or Beneficiary (or his personal representative, if there is no surviving Spouse or Beneficiary), shall be entitled to exercise the Put during the Option Period for which it is applicable.

                  (e) The Trustee may, with the Company's consent, assume the Company's obligations under this Section at the time a former Participant or Beneficiary exercises the Put. If the Trustee assumes the Company's obligations, the provisions of this Section that apply to the Company shall also apply to the Trustee.

                  (f) The Savings Plan Committee shall notify each former Participant or Beneficiary who is eligible to exercise the Put of the fair market value of each share of ESOP Stock as soon as practicable following its determination. The Savings Plan Committee shall send all notices required under this Section to the last known address of a former Participant or Beneficiary, and it shall be the duty of those persons to inform the Savings Plan Committee of any changes in address.

                  (g) For purposes of this Section, the "Option Period" is the period of sixty days following the day on which a Participant or Beneficiary receives a distribution. If the former Participant or Beneficiary does not exercise the Put during that sixty-day period, the Option Period shall also be the sixty-day period beginning on the first anniversary of the day on which the former Participant or Beneficiary received a distribution. The Option Period shall be extended by any amount of time during which the Company is unable to honor the Put by reason of applicable Federal or state law.


                                  ARTICLE X

                                 WITHDRAWALS


   10.1. WITHDRAWAL OF PARTICIPANT DEPOSITS AND ROLLOVER CONTRIBUTION SOURCE. Subject to the limitations of Section 10.5, a Participant or Employee may elect to withdraw up to 100% of the value of his Before-Tax Source, After-Tax Source, Lump Sum Contribution Source, and/or Rollover Contribution Source; provided, however, that a withdrawal from a Participant's Before-Tax Source before the Participant has attained age 59-1/2, terminated, retired, or become disabled will only be allowed under the conditions specified in
             Section 10.3. A Participant who has attained age 59-1/2, is terminated, retired or is disabled may withdraw his before-tax deposits as specified in Section 10.4. The request for withdrawal shall be made in the manner provided by the "Guidelines for Savings Plan Withdrawals" established by the Savings Plan Committee. The request for withdrawal will be processed as soon as practicable by the Savings Plan Committee and will be valued on the date such request is processed.

   10.2. WITHDRAWAL OF EMPLOYER CONTRIBUTIONS. Subject to the limitations of Section 10.5, a Participant may elect to withdraw up to 100% of the value of his Employer Contribution Source; provided, however, that no such withdrawal from his Employer Contribution Source will be permitted unless the Participant has withdrawn the full amount of his After-Tax Source available to him in accordance with Section 10.1. The request for withdrawal shall be made in the manner provided by the "Guidelines for Savings Plan Withdrawals" promulgated by the Savings Plan Committee. The request for withdrawal will be processed as soon as practicable and will be valued on the date such request is processed.

   10.3. FINANCIAL HARDSHIP WITHDRAWALS OF PARTICIPANT BEFORE-TAX DEPOSITS. Subject to the limitations of Section 10.5 and the following restrictions, a Participant who is under age 59-1/2 may elect to withdraw up to 100% (if available) of his Before-Tax Source (excluding any gain on such deposits); provided, however, that (1) no request under this Section will be approved unless the withdrawal is necessary in light of immediate and heavy financial needs of the Participant, and the Participant represents that such needs cannot be relieved through reimbursement or compensation by insurance or otherwise; by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; by cessation of elective deposits under the Plan; by distributions from other plans of the Employer; or by borrowing from commercial services on reasonable commercial terms; (2) the amount to be withdrawn cannot exceed the amount required to meet the financial hardship, plus any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; and (3) the Participant must make a full withdrawal of his Deposit Accounts pursuant to Sections 10.1 and 10.2 prior to or concurrent with the hardship withdrawal. For purposes of this Section, financial hardship shall include the following types of expenses:

             (a) Capital expenditures for the purchase of a principal residence of the Participant;

             (b) Tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant or his dependents;

             (c) Medical expenses (as defined in Code Section 213(d)) incurred by the Participant or his dependents, or necessary for these persons to obtain medical care, to the extent not otherwise covered by employee benefit plans sponsored by the Employer; and

             (d) Expenses or payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; and

             (e) Other expenses which are determined to be deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

             The request for withdrawal will be processed as soon as practicable and will be valued on the date such request is approved.

   10.4. NON-HARDSHIP WITHDRAWALS OF PARTICIPANT BEFORE-TAX DEPOSITS. A Participant may elect to withdraw all or a portion of the value of his Before-Tax Source if he is terminated, retired, disabled, or has attained age 59-1/2. The Participant must make a full withdrawal of his Rollover Contribution Source, Lump-Sum Contribution Source, After-Tax Source and Employer Contribution source pursuant to Sections 10.1 and 10.2 prior to or concurrent with a withdrawal under this Section 10.4.

   10.5.     LIMITATIONS ON WITHDRAWALS.  Any withdrawal under this
             Article IX shall be subject to the following provisions:

             (a) For withdrawals under Section 10.1, 10.2, or 10.3, Participants who are active Employees may make up to two withdrawals per twelve (12) month period. For withdrawals under Section 10.1, 10.2 or 10.4, Participants who are not active Employees may make up to two withdrawals per twelve (12) month period, plus an additional full withdrawal of their Plan account.

             (b) No partial withdrawal will be permitted unless the amount to be withdrawn is at least $250.

             (c)  Withdrawals from Employer Contribution Sources under
                  Section 10.2 shall require a suspension of Participant deposits for a period of six (6) months. Financial Hardship Withdrawals from Before-Tax Sources under
                  Section 10.3 shall require a suspension of Participant deposits to this Plan and all other qualified plans maintained by an Employer for a period of twelve (12) months.

   10.6. PAYMENT OF WITHDRAWALS. As of the Valuation Date of any withdrawal, an appropriate portion of the Participant's account will be liquidated and paid in cash, and/or paid in Common Stock if the Participant so elects, to the Participant or his designee as soon as practicable thereafter.

   10.7. PRIORITY OF PAYMENT FROM A PARTICIPANT'S OR EMPLOYEE'S ACCOUNT. Upon any withdrawal of less than the full value of the Participant's or Employee's account, the distribution to be made to the Participant or Employee shall be satisfied in an order of priority and Option hierarchy determined by the Savings Plan Committee, as provided in Section 13.4.

   10.8. RESUMPTION OF PARTICIPANT DEPOSITS. Participant deposits which have been suspended pursuant to Section 10.5 and the voluntary suspension provision of Section 4.5 may be resumed as soon as administratively practicable following the expiration of any period of suspension, or in any subsequent payroll period, if the Participant elects to resume deposits in a manner prescribed by the Savings Plan Committee. In the Participant's taxable year following the year of a Financial Hardship Withdrawal under Section 10.3, the Participant's before-tax deposits to this Plan and all other qualified plans maintained by an Employer may not exceed the amount allowed under Section 3.3 reduced by the Participant's before-tax deposits for the taxable year in which the Financial Hardship Withdrawal occurred.


                                 ARTICLE XI

                                 PLAN LOANS

   11.1. AMOUNT OF LOAN. The Savings Plan Committee, in its discretion in accordance with the Code and applicable law and regulations, may authorize a loan to a Participant who is an active Employee and who is a party in interest, within the meaning of Section 3(14) of ERISA, upon receipt of a written request from the Participant. The total amount of any such loan (when added to the outstanding balance of any other loan to the Participant under the Plan or any other qualified plan of an Affiliated Company) will not exceed the lesser of $50,000 or 50% of the value of the Participant's vested account balance. The $50,000 limitation will be reduced by the highest outstanding loan balance from the Plan, including defaulted loans plus interest during the one-year period ending on the day before the date on which such loan is made. A Participant may not have more than two loans outstanding at any one time.

   11.2. MANNER OF MAKING LOANS. A request by a Participant for a loan will be made and processed in accordance with the procedures adopted by the Savings Plan Committee, as amended from time to time. A request by a Participant for a loan will be made and processed in accordance with the procedures adopted by the Savings Plan Committee, as amended, from time to time. The terms and conditions on which the Savings Plan Committee will approve loans under the Plan will be applied on a reasonably equivalent basis with respect to all Participants. If a Participant's request for a loan is approved by the Savings Plan Committee, the Savings Plan Committee will arrange for the distribution of the specified amount in a single sum payment to the Participant. Administrative fees may be charged to a Participant's account.

   11.3. TERMS OF LOAN. Loans will be made on such terms and subject to such limitations as the Savings Plan Committee may prescribe, provided any such loan is evidenced by a written promissory note, bears a reasonable rate of interest on the unpaid principal, is adequately secured, and will be repaid by the Participant over a period not to exceed five years, unless the loan is for the purpose of acquiring a dwelling unit used or to be used within a reasonable time as the principal residence of the Participant, in which case the repayment period will not exceed ten years.

   11.4. SECURITY FOR LOAN. Any loan to a Participant under the Plan will be secured by the pledge of up to 50% of the Participant's right, title, and interest in the Participant's account balance. The pledge will be evidenced by the execution of a promissory note by the Participant.

   11.5. REPAYMENT OF LOAN. Loans will be repaid by means of payroll deductions or as otherwise approved by the Savings Plan Committee or provided for herein. Repayment will be paid to the Plan. Any loan must be amortized on a substantially level basis, with payments not less frequently than quarterly over the term of the loan. A loan may be prepaid without penalty at any time.

   11.6. DEFAULT ON LOAN: OTHER EVENTS REQUIRING IMMEDIATE REPAYMENT. In the event of a termination of the Participant's employment with the Employer, termination of the Participant's Participation in the Plan, default by the Participant on a loan repayment, or the death or retirement of the Participant, all remaining principal payments on the loan will be immediately due and payable in full. The Savings Plan Committee will be authorized (to the extent permitted by law) to take any and all actions necessary and appropriate to enforce collection of an unpaid loan. A default will be deemed to have occurred if any loan payment has not been made within 90 days of when the payment was due to be paid by the Participant.

   11.7. UNPAID AMOUNTS. Upon the occurrence of an event specified in Section 11.6 requiring immediate repayment of a loan or upon a Participant's Break In Service or earlier distribution, the unpaid balance of any loan, including any unpaid interest, will be deducted from any payment or distribution from the Plan to which such Participant or his designated Beneficiary may be entitled, and the vested interest in the account will be correspondingly reduced.

   11.8. LOAN GUIDELINES. The Savings Plan Committee shall issue written loan guidelines, which shall form part of the Plan, describing the procedures and conditions for making loans, and may revise those guidelines at any time and for any reason.

                                 ARTICLE XII

                                  THE TRUST

   12.1. TRUST AGREEMENT. The Company has entered into a Trust Agreement with one or more Trustees selected by it in its sole discretion, and the Trustee(s) shall receive contributions made by Employers and deposits made by Participants pursuant to the Plan and shall hold, invest, reinvest and distribute such funds in accordance with the terms and provisions of the Trust Agreement(s). The Company will determine the form and terms of any such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan.

   12.2. DELEGATION OF DUTIES. The Trustee and the Company may by mutual agreement arrange for the delegation by the Trustee to the Company or the Savings Plan Committee or any Employer of any of its functions as undertaken in the Trust Agreement other than the valuation and custody of assets, the voting with respect to securities held by the Trustee and the purchase and sale or redemption of securities; provided that the Trust Agreement permits delegation of such functions in accordance with the foregoing provisions of this Section.

   12.3. RECORDS. The Trustee shall keep full books of account for each Option in accordance with procedures established by the Savings Plan Committee, and agreed to by the Trustee. The Trustee shall, at least once during each calendar year, submit to the Savings Plan Committee and Participants a report on each Option. Copies of such reports shall be available for inspection at the principal office of the Company and at such other places as the Savings Plan Committee shall specify. Subject to the provisions of
             Section 13.2, the records of the Trustee and the Employers shall be conclusive in respect to all matters involved in the administration of this Plan.

   12.4. VOTING AND TENDER RIGHTS. In accordance with the Trust Agreement and ERISA, Participants and Inactive Participants shall be entitled to exercise voting, tender offer and other rights with respect to Common Stock held by the Trustee in the Employer Stock Fund and applicable Options under the Plan, and the Savings Plan Committee and the Trustee shall take appropriate action to effectuate this provision. Notwithstanding anything in this Section or Section 6.7 to the contrary, the Trustee shall have the right to override any such Participant rights to the extent required by ERISA and other applicable laws.

   12.5. OPERATION OF THE TRUST. All assets of the Plan shall be held in a special trust or trusts for use in accordance with the Plan in providing the benefits payable under the Plan and for such investment expenses as may properly be incurred by the Trustee or any other fiduciary named herein or to whom such responsibilities may be delegated. The Trust Agreement may from time to time be amended in the manner herein provided. A copy of the Trust Agreement will, upon written request of a Participant, be made available for inspection by him. The Board may from time to time remove a Trustee and upon removal or resignation of a Trustee designate a successor Trustee, and may take such other steps and execute such other instruments as the Company may deem necessary or desirable to put this Plan into effect or to carry it out. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information, or action.

   12.6. PARTICIPANT'S REPRESENTATIVES. The Trustee shall not be bound to recognize the authority or agency of any party for a Participant unless and until it shall receive documentary evidence thereof in form and substance satisfactory to it and thereafter from time to time, as the Trustee may require, further documentary evidence disclosing the status of any agency.


                                ARTICLE XIII

                               ADMINISTRATION

   13.1. APPOINTMENT OF SAVINGS PLAN COMMITTEE. The Board will appoint a Savings Plan Committee consisting of not fewer than five nor more than fourteen members, who shall serve at the will of the Board. Any person appointed a member of the Savings Plan Committee shall signify his acceptance by filing written acceptance with the Board. Any member of the Savings Plan Committee may resign by delivering his written resignation to such Board, and such resignation shall become effective at delivery or at any later date specified therein. No member of the Savings Plan Committee shall receive any remuneration for his services in that capacity. If otherwise eligible, the fact that an Employee is a member of the Savings Plan Committee shall not preclude his participating in the Plan. No member of the Savings Plan Committee shall act or participate in actions of the Savings Plan Committee directly affecting his own account under the Plan and not of general application to all Participants. Except as provided under ERISA, no bonds or other security shall be required of any member of the Savings Plan Committee in any jurisdiction. The Savings Plan Committee shall elect a Chairman from its number, and a Secretary and such other officers as the Savings Plan Committee may determine upon, who may, but need not, be members of the Committee to serve at the will of the Committee.

   13.2. ALLOCATION OF RESPONSIBILITY FOR PLAN AND TRUST ADMINISTRATION. The Savings Plan Committee will have only those specific powers, duties, responsibilities and obligations as are specifically provided for under this Plan, or as are specifically delegated to it by the Company acting in its capacity as a fiduciary under the Plan. In general, the Employers will have the sole responsibility for making the contributions provided for under Section 4.1.
             The Board will have the sole authority to appoint and remove any Trustee and members of the Savings Plan Committee, and to amend or terminate, in whole or in part, this Plan. The Board shall establish a general investment policy. The Savings Plan Committee will have the sole responsibility for the administration of this Plan, the selection and removal of any investment option, and subsequently notify the Trustee of any action, and will be the named fiduciary within the meaning of ERISA and the Plan Administrator. To the extent consistent with the provisions of the Plan or Trust Agreement, the Company, the Savings Plan Committee, and the Trustee will have the responsibility for the administration and management of the Plan assets under their control.

             The Savings Plan Committee, Trustee and any other fiduciary under this Plan may rely upon the direction, information or actions of each other as being proper under this Plan and shall not be required to inquire into the propriety of such direction, information or action. It is intended under this Plan that each fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan or the Trust Agreement or other agreement and will not be responsible for any act or failure to act of each other. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

             Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically provided for them under this Plan or the Trust Agreement.

             In accordance with Section 405(c)(1) of ERISA, any fiduciary may allocate in writing a portion of its fiduciary responsibility to another fiduciary under the Plan. When accepted in writing, such other fiduciary shall be solely responsible for its own acts or omissions in carrying out such responsibility, except as provided in Section 405(a) of ERISA.

   13.3. SAVINGS PLAN COMMITTEE PROCEDURES. The Savings Plan Committee will operate and administer the Plan, will determine all questions arising under or in connection therewith, and may from time to time prescribe and amend regulations for such administration. The Savings Plan Committee will cause the records of the Plan to be kept on a basis that accounts separately for Participant deposits made on a before-tax and after-tax basis and for Employer contributions. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be on forms prescribed by the Savings Plan Committee and shall be filed in such manner as shall be specified by the Savings Plan Committee on such forms. The Savings Plan Committee shall make all determinations as to the right of any person to a benefit. In the event of a denial of a claim as to the amount of any distribution and/or the method of payment under the Plan, a Participant or his Beneficiary will be given notice in writing of such denial within 90 days, which notice will set forth the reason for the denial, the pertinent Plan provision on which the denial is based, a description of the information necessary to perfect the claim and an explanation of why such information is necessary, and appropriate steps to be taken by the claimant to submit the claim for review. The Participant or his Beneficiary may request a review of such denial by filing notice in writing with the Plan Administrator within 60 days after receipt of such denial, may review pertinent documents, and may submit issues and comments in writing. The Plan Administrator, in his discretion, may request a meeting to clarify any immediate matters he deems appropriate. All interpretations, determinations, and decisions of the Plan Administrator in respect to any matter will be final, conclusive and binding upon the Employer, Participant, and Beneficiaries and all other persons claiming any interest in the Plan.

             Action of the Savings Plan Committee as to all matters requiring the exercise of discretion by the Savings Plan Committee shall, if taken, at a meeting of the Savings Plan Committee, be by the vote of a majority of the members of the Savings Plan Committee attending such meeting (a quorum being present) and, if not taken at a meeting, shall be by the agreement of a majority of the members of the Savings Plan Committee. Ministerial powers in connection with the administration of the Plan may be delegated by the Savings Plan Committee to any member or members thereof or to such agent or agents as it may select.

   13.4. SAVINGS PLAN COMMITTEE POWERS AND DUTIES. The Savings Plan Committee shall have power (1) with the consent of the Board, to change or waive any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (2) to appoint such committees with such powers as it shall determine, including an executive committee to exercise all powers of the Savings Plan Committee between meetings of the Savings Plan Committee; (3) to determine the times and places for holding meetings of the Savings Plan Committee and the notice to be given of such meetings; (4) to determine the number of members of the Savings Plan Committee at the time in office which shall constitute a quorum for the transaction of business at a meeting, which shall not be less than one-third of the members at the time in office; (5) to employ such agents and assistance, such counsel (who may be of counsel to the Company) and such clerical and other services as the Savings Plan Committee may require in carrying out the provisions of the Plan; (6) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Savings Plan Committee, except that requests, directions, notifications and instruments to, the Trustee shall be signed either by two members of the Savings Plan Committee or by one member and the Secretary thereof, (7) to select and remove at any time and from time to time one or more investment Options and to provide investment direction to the Trustee in respect to the Trust Fund assets allocated by the Savings Plan Committee for such investment direction; (8) to act on requests from Participants for hardship withdrawals under Section 10.3;
             (9) to select, change and delete mutual funds or investment Options to be elected by Participants for their deposits and (if applicable) the allocation of Employer contributions; and (10) to determine and change the order of priority for Units/Shares and Option hierarchy when partial distributions from a Participant's or Employee's account are processed.

   13.5. RELIANCE UPON OTHERS. The members of the Savings Plan Committee and the Employers and their officers and directors shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee, upon all certificates and reports made by an accountant and upon all opinions given by any legal counsel selected or approved by the Savings Plan Committee, and the members of the Savings Plan Committee and the Employers and their officers and directors shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of the Trustee or any such accountant or counsel, and all action so taken shall be conclusive upon each of them and upon all Participants.

   13.6. NOTIFICATIONS. All notices, reports and statements given, made, delivered or transmitted to a Participant shall be deemed duly given, made, delivered or transmitted when mailed, by such class as the sender may deem appropriate, with postage prepaid and addressed to the Participant at the address last appearing on the records of the Company with respect to this Plan.

             All notices, directions or other communications given, made, delivered or transmitted by a Participant to the Trustee shall not be deemed to have been duly given, made, delivered, transmitted or received unless and until actually received by the Trustee, or by the Company acting upon delegation from the Trustee.

             The Trustee, the Savings Plan Committee or the Employers shall, as soon as practicable after the end of each calendar quarter, mail to each Participant a statement setting forth the account of such Participant in the respective Options as of the end of such calendar quarter. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Savings Plan Committee or Employer, within 30 days after the mailing of such statement to the Participant.

   13.7. ADMINISTRATIVE AND INVESTMENT EXPENSES. All brokerage, taxes and other expenses related to the purchase and sale of securities (excluding expenses relating to the Acquisition
             Loan) will be paid out of the assets of the applicable Option. All other expenses, including expenses relating to the Acquisition Loan, Trustee's fees, and all other costs and expenses incurred in administering the Plan, but not including the fees described in Section 11.2, will be ratably shared by the Employers on such basis as they mutually agree, or failing such agreement, as may be determined by the Savings Plan Committee.

   13.8. MILITARY SERVICE. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Code Section 4 14(u). In addition, loan repayment will be suspended under this Plan as permitted in Code Section 414(u)(4).


                                 ARTICLE XIV

                          AMENDMENT AND TERMINATION

   14.1. RIGHTS TO MODIFY OR TERMINATE. The Company hopes and expects to continue this Plan indefinitely, but as future conditions affecting the Company cannot be foreseen, the right is reserved in the Board to terminate this Plan at any time in whole or in part, or to modify it from time to time.

             Any such termination or modification shall be effective at such date as such Board may determine, but not earlier than the date on which the Company shall have given notice of such modification or termination to the Trustee and may be effective as to all Employers, or as to one or more Employers, and their respective Employees. Effective August 18, 1999, both the Board and the Compensation Committee shall have the power to make amendments or modifications dealing with administrative changes, changes required by law, and/or changes with a de minimus cost (generally $250,000 or less). The Company shall promptly give notice of any such modification or termination to all Employers, and to its and their respective Employees, affected thereby. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all affected Participants to benefits accrued to the date of such termination, partial termination, or discontinuance, to the extent funded as of such date, or the amounts credited to the Participants' accounts, will become nonforfeitable. Each Participant's Units/Shares will thereupon be cancelled and distribution of the value of his Participant account will be made in accordance with Article IX as soon as permitted by applicable law.

             A modification which affects the rights or duties of the Trustee may be made only with the prior consent of the Trustee. A modification may affect Employees participating in this Plan at the time thereof as well as future Participants, but no modification may have the effect of eliminating or reducing a benefit, or eliminating an optional form of benefit with respect to benefits attributable to Service before the amendment to the extent prohibited by Code Section 411(d)(6); provided, however, that any and all amendments may be made which are necessary to qualify or maintain the qualification of the Plan under the Code and to meet and continue meeting the requirements of ERISA. If any provisions of this Plan relating to the percentage of a Participant's account that is vested are changed, any Participant with at least three years of Service may elect, by filing written request with the Savings Plan Committee within 60 days after the later of:
             (1) the date the amendment was adopted, (2) the date the amendment was effective, or (3) the date the Participant received written notice of such amendment, to have his vested interest computed under the provisions of this Plan as in effect immediately prior to such amendments.

             In the event that any modification of this Plan shall adversely affect the rights of any Participant as to the use or withdrawal thereafter of such Participant's account, such Participant, at any time within 90 days after the effective date of such modification, may withdraw the value of his entire account, excluding any Participant deposits that were designated as before-tax deposits under Section 3.2. In the event of such withdrawal, he shall be ineligible for Participation in this Plan, as so modified, for a period of 6 full calendar months.

   14.2. TERMINATION OF EMPLOYEE STOCK OWNERSHIP PORTION OF THE PLAN. Notwithstanding anything in the Plan to the contrary, upon a complete termination of the Plan, or of the employee stock ownership portion of the Plan, any unallocated Leveraged Shares shall be sold to the Company or on the open market. The proceeds of such sale shall be used to satisfy any outstanding Acquisition Loan and the balance of any funds remaining shall be allocated to each Participant's Employer Source based in the proportion that each such Participant's Employer Source balance bears to the total of all Employer Source balances. Following a Board determination that the employee stock ownership portion of the Plan is to be terminated, prior to the sale of all unallocated Leveraged Shares, the Savings Plan Committee shall have the discretion to direct the Trustee to sell enough Leveraged Shares to make full payment of the current installment of an Acquisition Loan that is in default. In the event of any such sale, all or such portion of the remaining Leveraged Shares shall be released from the Suspense Account and transferred to the Intermediate Holding Account as provided in Section 4.4(b).

   14.3. SUSPENSION OF EMPLOYEE STOCK OWNERSHIP PORTION OF THE PLAN. In the event the employee stock ownership portion of the Plan is terminated pursuant to Sections 14.1 and 14.2 of the Plan, in whole or in part, the applicable provisions in the Plan relating to such termination shall be suspended during the period of the termination. If the Plan is modified in the future to reinstate all or part of the terminated employee stock ownership portion, the applicable provisions in the Plan relating to such modification shall also be reinstated and become effective.


                                 ARTICLE XV

                            TOP-HEAVY PROVISIONS

   15.1. TOP-HEAVY PROVISIONS. The following definitions and provisions shall become effective in any Plan Year in which the Plan is determined to be a top-heavy Plan:

             (a) KEY EMPLOYEE: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual compensation of more than $170,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125,
                  Section 401(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 4 16(i)(1) of the Code and the Regulations thereunder.

             (b) TOP-HEAVY PLAN. This Plan is top-heavy if any of the following conditions exists:

                  (1) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                  (2) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

                  (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

             (c)  TOP-HEAVY RATIO.

                  (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under
                       Section 416 of the Code and the Regulations thereunder.

                  (2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  (3) For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the Regulations thereunder for the first and second Plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                       The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b) (1)
                       (c) of the Code.

             (d) PERMISSIVE AGGREGATION GROUP. The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401 (a)(4) and 410 of the Code.

             (e) REQUIRED AGGREGATION GROUP. (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (2) any other qualified plan of the Employer which enables a Plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

             (f) DETERMINATION DATE. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

             (g) VALUATION DATE. The date elected by the Employer as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

             (h) PRESENT VALUE. Present Value shall be based on the interest and mortality rates established by the Plan's actuary.


                                 ARTICLE XVI

                             GENERAL PROVISIONS

   16.1. EMPLOYMENT CONDITIONS. Nothing in the Plan shall be deemed or construed to impair or affect in any manner whatsoever the right of the Company or any Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the services of Employees or Participants.

   16.2. HOLD HARMLESS CLAUSE. Except as provided by ERISA, no director, officer or Employee of the Company or any Employer shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his own willful misconduct or gross negligence. The Company, at its discretion, may purchase insurance coverage to cover such liabilities of the directors, officers or Employees of the Company or any Employer

   16.3. NOTICE OF LEGAL PROCESS. In any action or application to the courts, only the Company and the Trustee shall be necessary parties, and no other person, firm or corporation shall be entitled to any notice or process. Any final judgment entered on such an action or proceeding shall be conclusive upon all persons claiming under the plan or the Trust Agreement. Every right of action by any Employee or former Employee with respect to the Plan, the trust created by such Trust Agreement, or with respect to any alleged violation of the Plan or Trust Agreement shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of termination from service of such Employee.

   16.4. GOVERNING LAW. To the extent not preempted by ERISA, this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

   16.5. SUBSIDIARY COMPANIES. Conditional upon prior approval by the Company, any Affiliated Company which is a subsidiary of the Company may participate in this Plan as an Employer, provided it shall make, execute and deliver such instruments as the Company and the Trustee shall deem necessary or desirable, and shall constitute the Company as its agent to act for it in all transactions in which the Company believes such agency will facilitate the administration of this Plan.

             Any Employer may withdraw from participation in this Plan upon written notice to the Company and the Trustee, and upon such withdrawal this Plan shall automatically terminate insofar as it relates to such withdrawing Employer and its Employees.

   16.6.     NONALIENATION OF BENEFITS.

             (a) Except as provided in Code Section 401(a)(13), no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any benefit, whether presently or thereafter payable, shall be void. The Trust Fund under the Plan shall not in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary entitled to any benefit.

             (b) Subsection (a) shall also apply to the creation, assignment, or recognition of a right to any interest or benefit payable with respect to a Participant pursuant to a domestic relations order, unless the order is determined to be a qualified domestic relations order (as defined in Code Section 414(p)). The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under these orders.

             (c) With respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, a Participant's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan;
                  (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant's Plan benefits. If the survivor annuity requirements of Code Section 401 (a)( 11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code
                  Section 401(a)(13)(C)(ii).

   16.7. PLAN FOR EXCLUSIVE BENEFIT OF EMPLOYEES. No part of the corpus or income of the Fund will be used for, or diverted to, purposes other than the exclusive benefit of a Participant, surviving Spouse or Beneficiary. This Plan and Trust are established on the express condition that they will be considered, by the Internal Revenue Service, as qualifying under provisions of the Internal Revenue Code. If, or to the extent that, any Employer's deductions for contributions made to the Plan are disallowed, such Employer will have the right to obtain the return of any such contributions for a period of one year from the date of disallowance. Furthermore, any contribution made by an Employer on the basis of a mistake in fact may be returned to the Employer within one year from the date such contribution was made.

   16.8. MERGER OR CONSOLIDATION OF PLAN. There will be no merger or consolidation with, or transfer of any assets or liabilities to, any other Plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this Plan were then terminated which is at least equal to the benefit he would have been entitled to immediately before such merger, consolidation, or transfer as if this Plan had been terminated.

   16.9. PAYMENTS TO MINORS AND INCOMPETENTS. If a Participant, surviving Spouse or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits. they will be paid to such person as the Savings Plan Committee might designate or to a duly appointed guardian.

   16.10. USE OF MASCULINE PRONOUN. Whenever used herein, the masculine pronoun shall also include the feminine, unless otherwise clearly indicated by the context.